Exhibit 4.2

EXECUTION COPY

SERIES 2004-1 INDENTURE SUPPLEMENT

to MASTER INDENTURE

between

SSCE FUNDING, LLC,

as Issuer,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee

on behalf of the Series 2004-1 Noteholders

DATED AS OF NOVEMBER 23, 2004

SSCE FUNDING, LLC

CLASS A FLOATING RATE TERM NOTES, SERIES 2004-1
CLASS B FLOATING RATE TERM FUNDING NOTES, SERIES 2004-1

CLASS C FLOATING RATE TERM NOTES, SERIES 2004-1

TABLE OF CONTENTS

ARTICLE I DEFINITIONS; INCORPORATION OF TERMS
SECTION 1.1	Definitions
SECTION 1.2	Incorporation of Terms
ARTICLE II DESIGNATION; AUTHENTICATION AND DELIVERY
SECTION 2.1	Designation
SECTION 2.2	Authentication and Delivery
SECTION 2.3	Regulation S Book-Entry Notes
ARTICLE III CONDITIONS TO ISSUANCE; USE OF PROCEEDS
SECTION 3.1	Conditions to Issuance
SECTION 3.2	Use of Proceeds
ARTICLE IV PAYMENTS AND ALLOCATIONS
SECTION 4.1	Interest
SECTION 4.2	Series Accounts; Series 2004-1 Distribution Account
SECTION 4.3	Daily Calculations and Series Allocations
SECTION 4.4	Daily Allocations of Series Collections
SECTION 4.5	Withdrawals from the Excess Funding Account
SECTION 4.6	Determination of Principal to be Distributed with respect to Series 2004-1
SECTION 4.7	Available Overcollateralization.
SECTION 4.8	Write-Offs and Recoveries.
SECTION 4.9	Certain Dilution in a Series 2004-1 Amortization Period.
SECTION 4.10	Optional Redemption
ARTICLE V DISTRIBUTIONS AND REPORTS
SECTION 5.1	Distributions
SECTION 5.2	Daily Reports, Monthly Reports and Other Information
SECTION 5.3	Annual Tax Information
SECTION 5.4	Periodic Perfection Certificate
ARTICLE VI SERIES 2004-1 PAY-OUT EVENTS
SECTION 6.1	Series 2004-1 Pay Out Events
SECTION 6.2	Early Amortization Period

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ARTICLE VII MISCELLANEOUS
SECTION 7.1	Amendments, Waivers, Etc
SECTION 7.2	Indenture Trustee
SECTION 7.3	Instructions in Writing
SECTION 7.4	Rule 144A
SECTION 7.5	Restrictions on Transfer
SECTION 7.6	Survival of Agreement

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EXHIBITS

EXHIBIT A	Form of Class A Note

EXHIBIT B	Form of Class B Note

EXHIBIT C	Form of Class C Note

EXHIBIT D	Form of Daily Report

EXHIBIT E	Form of Monthly Report

EXHIBIT F	Form of Regulation S Book-Entry Note to Restricted Book-Entry Note Transfer Certificate

EXHIBIT G	Form of Restricted Book-Entry Note to Regulation S Book-Entry Note Transfer Certificate

EXHIBIT H	Form of Regulation S Certificate

EXHIBIT I	Form of Non-U.S. Certificate

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This SERIES 2004-1 INDENTURE SUPPLEMENT, dated as of November 23, 2004 (this “Indenture Supplement”), is made between SSCE FUNDING, LLC, as Issuer, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee.

PRELIMINARY STATEMENT

Pursuant to the Master Indenture, dated as of November 23, 2004 (the “Indenture”), between Issuer and Indenture Trustee, Issuer may from time to time direct Indenture Trustee to issue and authenticate, on behalf of Issuer, one or more Series of Notes.  Certain terms applicable to a new Series, including the Principal Terms thereof, are to be set forth in an Indenture Supplement. This Indenture Supplement is an “Indenture Supplement” as that term is defined in the Indenture.

ARTICLE I

DEFINITIONS; INCORPORATION OF TERMS

SECTION 1.1  Definitions.

(a) Capitalized terms used and not otherwise defined herein are used as defined in Annex A to the Indenture. This Indenture Supplement shall be interpreted in accordance with the conventions set forth in Section 1.2 of the Indenture.

(b) Each reference in this Indenture Supplement to funds on deposit in the Collection Account refers only to funds in the administrative sub-accounts of those accounts that are allocated to Series 2004-1. Unless the context otherwise requires, in this Indenture Supplement: (i) each reference to a “Daily Report” or “Monthly Report” refers to a Daily Report or Monthly Report for Series 2004-1; (ii) each reference to the “Servicing Fee” refers to the Servicing Fee allocable to Series 2004-1; and (iii) each reference to the Transaction Documents shall be deemed to include a reference to the Purchase Agreement (as defined below).

(c) Each capitalized term defined herein relates only to Series 2004-1 and to no other Series.  Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings:

“Accrual Period” means, with respect to Series 2004-1, the period from and including a Payment Date to but excluding the succeeding Payment Date; provided that in the case of the initial Accrual Period, it shall mean the period from and including the Closing Date to but excluding December 15, 2004.

“Adjusted Carrying Cost Reserve” at any time of determination, means the product of (a) the Carrying Cost Receivables Reserve at such time and (b) a fraction, the numerator of which is one (1.00), and the denominator of which is the result of one (1.00) minus the Class A Applicable Reserve Ratio at such time.

“Available Overcollateralization” means, at any time, the amount then calculated as such pursuant to Section 4.7.

“Average Dilution Ratio” means, as at any Determination Date and continuing until (but not including) the next Determination Date, the average of the Dilution Ratios for the twelve (12) consecutive Settlement Periods ending immediately prior to such Determination Date.

“B&H Measurement Date” means, for any calendar year, a date, which shall be selected by the Servicer, falling within the month of December during such calendar year.

“B&H Ratio” means, for any calendar year, a fraction (expressed as a percentage), (a) the numerator of which is aggregate of the Unpaid Balances of all Transferred Receivables which have been billed, but for which the delivery of the goods or merchandise or the rendering of the services giving rise to such Transferred Receivable has not been completed, as of the applicable B&H Measurement Date and (b) the denominator of which is the Aggregate Receivables Balance as of the applicable B&H Measurement Date.

“B&H Reserve” means, at any date of determination, the product of (a) the highest of the three most recently calculated B&H Ratios, times (b) 3.5, times (c) the Aggregate Receivables Balance as of such date of determination.

“Carrying Cost Receivables Reserve” means, on any Business Day in any Settlement Period, the sum of:

(a) the product of (i) the aggregate Outstanding Principal Balances of the Series 2004-1 Notes on such day, multiplied by (ii) the Carrying Cost Reserve Ratio; plus

(b) the product of (i) the percentage equivalent of a fraction, the numerator of which is the Outstanding Principal Balances of all Series 2004-1 Notes and the denominator of which is the aggregate Outstanding Principal Balances of all Notes of all Series on such day, multiplied by (ii) the aggregate Unpaid Balances of Transferred Receivables on such day, multiplied by (iii) the Servicing Reserve Ratio.

“Carrying Cost Reserve Ratio” means, on any date of determination, the amount as reflected in the most recent Monthly Report equal to (i) 1.5, multiplied by (ii) the Series 2004-1 Weighted Average Note Rate, multiplied by (iii) a fraction, (x) the numerator of which is the product of (A) 2.0 and (B) the Days Sales Outstanding and (y) the denominator of which is 360.

“Charged-Off Amount” shall mean, with respect to any Settlement Period, the sum of the amount of Transferred Receivables that were included in the Net Eligible Receivables and that (i) became 121 to 150 days past due as of the last Business Day of such Settlement Period or (ii) became Defaulted Receivables during such Settlement Period prior to becoming 121 days past due.

“Class A Adjusted Collateral Amount” means, on any date of determination, (i) the Class A Collateral Amount on such date, minus (ii) the sum of (A) the amount on deposit on such date in the Series 2004-1 Principal Collection Sub-subaccount, plus (B) the Series 2004-1 Allocation

Percentage of the amounts on deposit on such date in the Excess Funding Account, which sum does not exceed the Class A Collateral Amount.

“Class A Applicable Reserve Ratio” means, during any Settlement Period, the greater of (a) the Minimum Reserve Ratio applicable to the Class A Notes and (b) the Required Reserve Ratio applicable to the Class A Notes, each as calculated in the Monthly Report required to be delivered on the Determination Date in the immediately preceding Settlement Period.

“Class A Collateral Amount” means, at any time, (a) the initial Outstanding Principal Balances of the Class A Notes, minus (b) the aggregate amount of all distributions that have been made to the Class A Noteholders on account of principal, minus (c) the aggregate reductions to the Class A Collateral Amount made pursuant to Section 4.8 on or prior to such time, plus (d) reinstatements of any such reductions described in clause (c) of Section 4.8 on or prior to such time.

“Class A Monthly Interest” is defined in Section 4.1(a).

“Class A Monthly Principal” means, with respect to any Payment Date, (a) if such Payment Date occurs during the Series 2004-1 Accumulation Period or the Series 2004-1 Amortization Period, the amount necessary to reduce the Outstanding Principal Balance of the Class A Notes to zero and (b) at any other time, zero.  At no time shall the Class A Monthly Principal exceed the Class A Collateral Amount at such time.

“Class A Note Rate” means, at any time, a rate per annum equal to One-Month LIBOR plus the Note Spread for the Class A Notes at such time.

“Class A Noteholder” means the Person in whose name a Class A Note is registered on the Note Register.

“Class A Notes” is defined in Section 2.1.  Each Class A Note shall be substantially in the form of Exhibit A.

“Class B Adjusted Collateral Amount” means, on any date of determination, (i) the Class B Collateral Amount on such date, minus (ii) the excess, if any, of (A) the sum of the amount on deposit on such date in the Series 2004-1 Principal Collection Sub-subaccount, plus the Series 2004-1 Allocation Percentage of the amounts on deposit on such date in the Excess Funding Account, over (B) the Class A Collateral Amount, to the extent such excess does not exceed the Class B Collateral Amount.

“Class B Applicable Reserve Ratio” means, during any Settlement Period, the greater of (a) the Minimum Reserve Ratio applicable to the Class B Notes and (b) the Required Reserve Ratio applicable to the Class B Notes, each as calculated in the Monthly Report required to be delivered on the Determination Date in the immediately preceding Settlement Period.

“Class B Collateral Amount” means, at any time, (a) the initial Outstanding Principal Balances of the Class B Notes, minus (b) the aggregate amount of all distributions that have been made to the Class B Noteholders on account of principal, minus (c) the aggregate reductions to the Class B Collateral Amount made pursuant to Section 4.8 on or prior to such time, plus (d) reinstatements of any such reductions described in clause (c) pursuant to Section 4.8 on or prior to such time.

“Class B Monthly Interest” is defined in Section 4.1(b).

“Class B Monthly Principal” means, with respect to any Payment Date, (a) if such Payment Date occurs during the Series 2004-1 Accumulation Period or the Series 2004-1 Amortization Period, the amount necessary to reduce the Outstanding Principal Balance of the Class B Notes to zero and (b) at any other time, zero.  At no time shall the Class B Monthly Principal exceed the Class B Collateral Amount at such time.

“Class B Note Rate” means, at any time, a rate per annum equal to One-Month LIBOR plus the Note Spread for the Class B Notes at such time.

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Note Register.

“Class B Notes” is defined in Section 2.1. Each Class B Note shall be substantially in the form of Exhibit B.

“Class C Adjusted Collateral Amount” means, on any date of determination, (i) the Class C Collateral Amount on such date, minus (ii) the excess, if any, of (A) the amount on deposit on such date in the Series 2004-1 Principal Collection Sub-subaccount (A) plus the Series 2004-1 Allocation Percentage of the amounts on deposit on such date in the Excess Funding Account, over (B) the sum of the Class A Collateral Amount and the Class B Collateral Amount, to the extent such excess does not exceed the Class C Collateral Amount.

“Class C Applicable Reserve Ratio” means, during any Settlement Period, the greater of (a) the Minimum Reserve Ratio applicable to the Class C Notes and (b) the Required Reserve Ratio applicable to the Class C Notes, each as calculated in the Monthly Report required to be delivered on the Determination Date in the immediately preceding Settlement Period.

“Class C Collateral Amount” means, at any time, (a) the initial Outstanding Principal Balances of the Class C Notes, minus (b) the aggregate amount of all distributions that have been made to the Class C Noteholders on account of principal, minus (c) the aggregate reductions to the Class C Collateral Amount made pursuant to Section 4.8 on or prior to such time, plus (d) reinstatements of any such reductions described in clause (c) pursuant to Section 4.8 on or prior to such time.

“Class C Monthly Interest” is defined in Section 4.1(c).

“Class C Monthly Principal” means, with respect to any Payment Date, (a) if such Payment Date occurs during the Series 2004-1 Accumulation Period or the Series 2004-1 Amortization Period, the amount necessary to reduce the Outstanding Principal Balance of the Class C Notes to zero and (b) at any other time, zero.  At no time shall the Class C Monthly Principal exceed the Class C Collateral Amount at such time.

“Class C Note Rate” means, at any time, a rate per annum equal to One-Month LIBOR plus the Note Spread for the Class C Notes at such time.

“Class C Noteholder” means the Person in whose name a Class C Note is registered on the Note Register.

“Class C Notes” is defined in Section 2.1.  Each Class C Note shall be substantially in the form of Exhibit C.

“Clearstream” means Clearstream Banking, societe anonyme.

“Closing Date” with respect to Series 2004-1, means November 23, 2004.

“Daily Report” is defined in Section 5.2.

“Default Ratio” means, as provided in the most recent Monthly Report, a fraction (expressed as a percentage) having (a) a numerator equal to the Charged-Off Amount for the Settlement Period ending on the last day of the Settlement Period preceding the Determination Date on which such Monthly Report was required to be delivered, and (b) a denominator equal to the initial aggregate amount payable pursuant to invoices giving rise to Transferred Receivables that were generated during the fifth Settlement Period immediately preceding the Settlement Period referred to in clause (a) above.

“Default Ratio Average” means, with respect to any Settlement Period, the average of the Default Ratios applicable to the Settlement Period then ended and the two immediately preceding Settlement Periods.

“Dilution Horizon Period” means, for each Seller, 60 days; provided however, such period may be adjusted on an annual basis upon satisfaction of the Rating Agency Condition following the delivery of a credit memo sampling provided by Servicer to the Rating Agencies.

“Dilution Horizon Ratio” means, as of any Determination Date and continuing until (but not including) the next Determination Date, a fraction (expressed as a percentage) having (a) a numerator equal to the aggregate Unpaid Balances of Transferred Receivables originated by the Sellers during the Dilution Horizon Period preceding the last day of the Settlement Period immediately prior to such earlier Determination Date and (b) a denominator equal to the Net Eligible Receivables as of the last day of the Settlement Period immediately prior to such earlier Determination Date.

“Dilution Ratio” means, as provided in the most recent Monthly Report, a fraction (expressed as a percentage) having (a) a numerator equal to the aggregate amount of Dilutive Credits occurring during the Settlement Period ending on the last day of the Settlement Period preceding the Determination Date on which such Monthly Report was required to be delivered, and (b) a denominator equal to the aggregate amounts payable pursuant to invoices giving rise to Transferred Receivables that were generated by the Sellers during the second Settlement Period immediately preceding the Settlement Period referred to in clause (a).

“Dilution Reserve Ratio” means, as provided in the most recent Monthly Report, the amount (expressed as a percentage) that is calculated for the Class A Notes, the Class B Notes or the Class C Notes, as the case may be, as follows:

DRR                     =                                         [(c * d) + [(e – d)  *  (e/d)]]  * f

where:

DRR                       =                                         Dilution Reserve Ratio;

a                                          =                                         the product of “g”, multiplied by “h”;

b                                         =                                         the product of (1-“g”), multiplied by “i”;

c                                          =                                         the sum of “a” plus “b”;

d                                         =                                         the Average Dilution Ratio as of the Determination Date on which such Monthly Report was required to be delivered;

e                                          =                                         the highest Dilution Ratio over the past twelve Settlement Periods immediately preceding the Determination Date referred to in “d”;

f                                            =                                         the Dilution Horizon Ratio as of the Determination Date referred to in “d”;

g                                         =                                         the fraction (expressed as a percentage), (x) the numerator of which is aggregate of the Unpaid Balances of all Transferred Receivables originated by the CBM division of Smurfit-Stone calculated as of the Determination Date referred to in “d”, and (y) the denominator of which is the Aggregate Receivables Balance calculated as of the Determination Date referred to in “d”;

h                                         =                                         with respect to the Class A Notes, 3, with respect to the Class B Notes, 2.5, and with respect to the Class C Notes, 2; and

i                                             =                                         with respect to the Class A Notes, 2.5, with respect to the Class B Notes, 2.0, and with respect to the Class C Notes, 1.5.

“Distribution Compliance Period” has the meaning specified in Rule 902 of Regulation S.

“Distribution Shortfall” means, on any Business Day:

(a) with respect to Series 2004-1, that the funds available for allocation to the Series Accounts for Series 2004-1 and the Excess Funding Account on such Business Day pursuant to Section 4.4 are less than the amounts, if any, required to be deposited in such accounts on such Business Day; and

(b) with respect to any Series, that the funds available for allocation to a Series Collection Subaccount on such Business Day pursuant to the Indenture Supplement for such Series are less than the amounts, if any, required to be deposited in such accounts on such Business Day pursuant to such Indenture Supplement.

“DTC” means The Depository Trust Company.

“Early Amortization Period” means the period beginning on the date specified therefor in Section 6.2, and ending on the earlier of (i) the day on which the Series 2004-1 Collateral Amount has been reduced to zero and (ii) the Legal Final Maturity.

“ERISA” is defined in Section 7.5(d)(6).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Excess Program Costs” has the meaning as assigned to such term within the definition of “Program Costs”.

“Expected Payment Date” means the Payment Date in November, 2009.

“Group 1” means a group of Series which will include Series 2004-1 and each other Series specified in the related Indenture Supplement to be included in Group 1.

“Initial Purchasers” means each of Deutsche Bank Securities Inc. and JP Morgan Chase Securities Inc. and SG Americas Securities, LLC.

“Institutional Accredited Investor” is defined in Section 8.5(a)(iii).

“Issuer Indemnified Losses” is defined in Section 7.1.

“Issuer Indemnified Party” is defined in Section 7.1.

“Issuer Redemption Date” is defined in Section 4.10(b).

“Legal Final Maturity” means the Payment Date in November, 2010.

“London Business Day” means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Loss Reserve Ratio” means, as provided in the most recent Monthly Report, the amount (expressed as a percentage) that is calculated for the Class A Notes, the Class B Notes or the Class C Notes, as the case may be, as follows:

LRR                       =                                       d  *  b  *  (a/c)  *  PTM

Where:

LRR                         =                                     Loss Reserve Ratio;

a                                          =                                         the aggregate Unpaid Balances of Transferred Receivables originated by the Sellers during the three Settlement Periods immediately preceding the Determination Date on which such Monthly Report was required to be delivered;

b                                         =                                         the highest Default Ratio Average that occurred during the period of twelve consecutive Settlement Periods ending prior to the Determination Date referred to in “a”;

c                                          =                                         the Net Eligible Receivables as of the last day of the Settlement Period immediately preceding the Determination Date referred to in “a”;

d                                         =                                       with respect to the Class A Notes, 2.5, with respect to the Class B Notes, 2.0, and with respect to the Class C Notes, 1.5; and

PTM                     =                                         the Payment Term Multiplier as of the most recent Determination Date.

“Minimum Reserve Ratio” means, as provided in the most recent Monthly Report, the amount (expressed as a percentage) that is calculated for the Class A Notes, the Class B Notes or the Class C Notes, as the case may be, as follows:

MRR                    =                                         (the greater of (a * b) and c), plus d

Where:

MRR                    =                                         Minimum Reserve Ratio;

a                                          =                                         the Average Dilution Ratio as of the Determination Date on which such Monthly Report was required to be delivered;

b                                         =                                         the Dilution Horizon Ratio as of the Determination Date referred to in “a”;

c                                          =                                         the quotient (expressed as a percentage) of (i) the sum of the aggregate Unpaid Balances of all Eligible Receivables for the Top 3 Obligors, divided by (ii) the Net Eligible Receivables as of the Determination Date referred to in “a” above; and

d                                         =                                         with respect to the Class A Notes, 10.0%, with respect to the Class B Notes, 8.0%, and with respect to the Class C Notes, 6.0%.

“Minimum Transferor Percentage” for Series 2004-1, means zero.

“Monthly Report” is defined in Section 5.2(a).

“Net Recoveries” means, with respect to any OC Measuring Period, an amount equal to the result of (a) the amount of Recoveries received in that OC Measuring Period minus (b) the Write-Off Amount for that OC Measuring Period; provided that the resulting amount calculated pursuant to this definition shall not be less than zero.

“Note Spread” means 0.23% with respect to the Class A Notes, 0.63% with respect to the Class B Notes, and 1.35% with respect to the Class C Notes.

“Noteholder” means a Noteholder (as defined in the Indenture) of a Series 2004-1 Note.

“One-Month LIBOR” means, for any Accrual Period, the rate per annum, determined by Indenture Trustee and notified in writing by Indenture Trustee to Servicer, which is the arithmetic mean (rounded to the nearest 1/100 of 1%) of the offered rates for dollar deposits having a maturity of one month commencing on the first day of such Accrual Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (defined below) at approximately 11:00 a.m., London time on the second full London Business Day prior to such date; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “One-Month LIBOR” shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period of one-month.  The Indenture Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two (2) such quotations are provided, the rate for that Accrual Period shall be the arithmetic mean of the quotations.  If fewer than two (2) quotations are provided as requested, the rate for that Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month.  As used herein, “Telerate British Bankers Assoc. Interest Settlement Rates Page” means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market), as reported by Bloomberg Financial Markets Commodities News (or by another source selected by Indenture Trustee and notified by Indenture Trustee to Servicer).

“Outstanding Principal Balance” means, on any date, (a) with respect to any Class A Note, the actual outstanding principal balance of such Class A Note, taking into effect payments on account of principal (but no other payments) with respect to such Class A Note made on or prior to such date, (b) with respect to any Class B Note, the actual outstanding principal balance of such Class B Note, taking into effect payments on account of principal (but no other payments) with respect to such Class B Note made on or prior to such date, (c) with respect to any Class C Note, the actual outstanding principal balance of such Class C Note, taking into effect payments on account of principal (but no other payments) with respect to such Class C Note made on or prior to such date, and (d) with respect to the Series 2004-1 Notes, the sum of the Outstanding Principal Balances of the Class A Notes, the Class B Notes and the Class C Notes.

“Payment Date” means the 15th day of each month (or if such day is not a Business Day, the next succeeding Business Day), commencing December 15, 2004.

“Payment Term” means with respect to any Receivable, the number of days between its invoice date and its Due Date.

“Payment Term Multiplier” means, with respect to each Determination Date, (a) 1.0, if the Payment Term Variable is not more than 36, (b) 1.1., if the Payment Term Variable is 37 to 39, (c) 1.17, if the Payment Term Variable is 40 to 45, (d) 1.22, if the Payment Term Variable is 46 to 50, (e) 1.28, if the Payment Term Variable is 51 to 55, (f) 1.33, if the Payment Term Variable is 56 to 60, and (g) 1.38, if the Payment Term Variable is 61 to 65; provided however, that, if the Payment Term Variable exceeds 65, the Payment Term Multiplier on such Determination Date shall be determined by calculating the sum of (x) 1.38 and (y) 0.05, for each 5-day increment by which the Payment Term Variable exceeds 65, it being understood that the same number shall apply for all Payment Term Variables that fall within a five-day range.

“Payment Term Variable” means, as calculated in each Monthly Report as of the most recently ended Settlement Period, the weighted average of the Payment Terms of all Transferred Receivables with an Unpaid Balance as of the last day of such Settlement Period.

“Program Costs” means, for any Business Day, the sum of (i) the product of (A) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, Issuer (other than fees and expenses payable on or in connection with the closing of the issuance of any Series) on such Business Day and (B) a fraction, the numerator of which is the Series 2004-1 Collateral Amount as of the end of the immediately preceding Business Day and the denominator of which is the sum of the Collateral Amounts for all Series as of the end of the immediately preceding Business Day, (ii) all unpaid fees and expenses due and payable to the Rating Agencies rating the Series 2004-1 Notes and (iii) the product of (A) all unpaid fees and expenses (including reasonable attorneys’ fees and expenses) due and payable to the Indenture Trustee and (B) a fraction, the numerator of which is the Series 2004-1 Collateral Amount as of the end of the immediately preceding Business Day and the denominator of which is the sum of the Collateral Amounts for all Series as of the end of the immediately preceding Business Day, provided that Program Costs shall not exceed $100,000 in the aggregate in any calendar year (any amount of the foregoing expenses, indemnities and fees in excess of $100,000 shall be referred to herein as “Excess Program Costs”).

“Purchase Agreement” means the Purchase Agreement dated November 17, 2004 among Issuer, Smurfit-Stone and the Initial Purchasers.  The Purchase Agreement is hereby designated a “Transaction Document”.

“Qualified Institutional Buyer” is defined in Section 7.5(c).

“Rating Agency” or “Rating Agencies” for Series 2004-1, means S&P and Moody’s.

“Redemption Amount” means, with respect to any Payment Date, (a) the Required Amount calculated with respect to such Payment Date, plus (b) the outstanding principal amount of the Series 2004-1 Notes.

“Redemption Date” means an Issuer Redemption Date or a Servicer Redemption Date.

“Redemption Price” is defined in Section 4.10(c).

“Reference Banks” means four major banks in the London interbank market selected by the Servicer.

“Regulation S” is defined in Section 7.5(a)(ii).

“Regulation S Book-Entry Note” has the meaning set forth in Section 2.2(c)(ii).

“Regulation S Certificate” is defined in Section 2.3(a).

“Regulation S Permanent Book-Entry Note” is defined in Section 2.3(a).

“Regulation S Temporary Book-Entry Note” is defined in Section 2.2(c)(ii).

“Release Date” is defined in Section 2.3(a).

“Required Amount” means, as calculated on each Business Day during an Accrual Period with respect to the next Payment Date, the sum of (i) the Series 2004-1 Monthly Interest to be distributed on the next Payment Date, (ii) the aggregate amount of all previously accrued and unpaid Series 2004-1 Monthly Interest for prior Payment Dates, (iii) the Servicing Fee for Series 2004-1, and (iv) all accrued and unpaid Program Costs, in each case for such Accrual Period determined as of such day.

“Required Overcollateralization Amount” means,

(a)                                  on any date of determination during the Revolving Period, an amount equal to the sum of:

(i)                                     an amount equal to the greatest of:  (A) the difference between (I) the product of (x) the Class A Adjusted Collateral Amount on such day and (y) a fraction, the numerator of which is the Class A Applicable Reserve Ratio and the denominator of which is one minus the Class A Applicable Reserve Ratio and (II) the sum of the Class B Adjusted Collateral Amount and the Class C Adjusted Collateral Amount; (B) the difference between (I) the product of (x) the sum of the Class A Adjusted Collateral Amount and the Class B Adjusted Collateral Amount on such day and (y) a fraction, the numerator of which is the Class B Applicable Reserve Ratio and the denominator of which is one minus the Class B Applicable Reserve Ratio and (II) the Class C Adjusted Collateral Amount; and (C) the product of (I) the Series 2004-1 Adjusted Collateral Amount and (II) a fraction, the numerator of which is the Class C Applicable Reserve Ratio and the denominator of which is one minus the Class C Applicable Reserve Ratio; provided that whichever method of calculation pursuant to clauses (A), (B), or (C) results in the greatest amount on any Determination Date shall continue to be used as the method for the calculations to be made under this paragraph (a)(i) on each day from and after such Determination Date until (but not including) the immediately succeeding Determination Date; plus

(ii)                                  the Adjusted Carrying Cost Reserve on such day; and

(b) on any date of determination during the Series 2004-1 Amortization Period, an amount equal to the Required Overcollateralization Amount on the Series 2004-1 Amortization Period Calculation Date.

“Required Reserve Ratio” means, as provided in the most recent Monthly Report, for the Class A Notes, the Class B Notes or the Class C Notes, as the case may be, the sum of the Dilution Reserve Ratio and the Loss Reserve Ratio for such of the Class A Notes, the Class B Notes or the Class C Notes, as applicable.

“Required Series Noteholders” or “Required Series 2004-1 Noteholders” means Noteholders holding an Outstanding Principal Balance of Series 2004-1 Notes in an amount greater than 66 2/3% of the Series 2004-1 Collateral Amount.

“Restricted Book-Entry Note” has the meaning set forth in Section 2.2(c)(i).

“Revolving Period” means the period beginning on the Closing Date and ending on the earlier of (a) the Scheduled Revolving Period Termination Date and (b) the day before the date, if any, on which the Early Amortization Period commences.

“Rule 144A” is defined in Section 7.5(a)(i).

“Scheduled Revolving Period Termination Date” means September 14, 2009.

“Series Accounts” with respect to Series 2004-1, is defined in Section 4.2.

“Series 2004-1” is defined in Section 2.1.

“Series 2004-1 Accumulation Period” means the period (a) beginning on the first day after the Scheduled Revolving Period Termination Date and (b) ending on the day immediately prior to the Series 2004-1 Amortization Period Commencement Date.

“Series 2004-1 Adjusted Collateral Amount” means, as of any date of determination, (i) the Series 2004-1 Collateral Amount on such date, minus (ii) the lesser of (x) the Series 2004-1 Collateral Amount and (y) the sum of (A) the amount on deposit in the Series 2004-1 Principal Collection Sub-subaccount on such date, plus (B) the Series 2004-1 Allocation Percentage of the amounts on deposit in the Excess Funding Account on such date.

“Series 2004-1 Allocable Dilution” means, for any OC Measuring Period, the product of (a) the aggregate amount of Dilution Payment Amounts required to be made as a result of Dilutive Credits granted during such OC Measuring Period and as to which no payment has been made by SRC pursuant to Section 2.3 of the Transfer and Servicing Agreement and (b) the Series 2004-1 Loss Allocation Percentage for that OC Measuring Period.

“Series 2004-1 Allocable Dilution Adjustments” means, for any OC Measuring Period, the product of (a) the aggregate amount of payments pursuant to or in respect of Section 2.3 of the Transfer and Servicing Agreement received during that OC Measuring Period relating to Dilutive Credits that occurred prior to that OC Measuring Period and (b) the Series 2004-1 Loss Allocation Percentage for that OC Measuring Period.

“Series 2004-1 Allocable Recoveries” means, for any OC Measuring Period, the product of (a) the Net Recoveries for that OC Measuring Period, and (b) the Series 2004-1 Loss Allocation Percentage for that OC Measuring Period.

“Series 2004-1 Allocable Write-Off Amount” means, for any OC Measuring Period, the product of (a) the Write-Off Amount for that OC Measuring Period, and (b) the Series 2004-1 Loss Allocation Percentage for that OC Measuring Period.

“Series 2004-1 Allocated Receivables Amount” means, as of any date of determination, the product of (a) the Net Eligible Receivables, and (b) the percentage equivalent of a fraction, the numerator of which is the Series 2004-1 Target Receivables Amount and the denominator of which is the Aggregate Target Receivables Amount on such day.

“Series 2004-1 Allocation Percentage” for Series 2004-1 means, (a) for any Business Day during the Revolving Period, a fraction (expressed as a percentage), (i) the numerator of which is the lesser of the Series 2004-1 Allocated Receivables Amount and the Series 2004-1 Target Receivables Amount as of the end of the immediately preceding Business Day and (ii) the denominator of which is the greater of (A) the Net Eligible Receivables as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Allocation Percentages for all Outstanding Series of Notes on the Business Day for which such percentage is determined, and (b) during the Series 2004-1 Accumulation Period and the Series 2004-1 Amortization Period, the percentage equivalent of a fraction, the numerator of which is the lesser of the Series 2004-1 Allocated Receivables Amount and the Series 2004-1 Target Receivables Amount, as of the Series 2004-1 Amortization Period Calculation Date and the denominator of which is the greater of (A) the Net Eligible Receivables as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Allocation Percentages for all Outstanding Series on the Business Day for which such percentage is determined.

“Series 2004-1 Amortization Period” means the period (a) beginning on the Series 2004-1 Amortization Period Commencement Date and (b) ending on the earlier of (i) the day on which the Series 2004-1 Collateral Amount has been reduced to zero and (ii) the Legal Final Maturity.

“Series 2004-1 Amortization Period Calculation Date” means the last day of the Series 2004-1 Revolving Period.

“Series 2004-1 Amortization Period Commencement Date” means the earlier of (a) the Expected Payment Date and (b) the date, if any, on which an Early Amortization Period commences.

“Series 2004-1 Available Funds” is defined in Section 4.4.

“Series 2004-1 Collateral Amount” means, at any time, the sum of the Class A Collateral Amount, plus the Class B Collateral Amount, plus the Class C Collateral Amount.

“Series 2004-1 Collateral Amount Write-Offs” means, as calculated in any Monthly Report relating to a Settlement Period falling completely or partially in the Series 2004-1 Amortization Period:

(a) if the Available Overcollateralization is greater than zero for the related OC Measuring Period, zero; and

(b) if the Available Overcollateralization is less than or equal to zero for the related OC Measuring Period (taking into account any reduction in the Available Overcollateralization shown in such Monthly Report), the excess (if any) of (i) the result of (A) the Series 2004-1 Allocable Write-Off Amount, plus (B) the Series 2004-1 Allocable Dilution, minus (C) the Series 2004-1 Allocable Recoveries, and minus (D) the Series 2004-1 Allocable Dilution Adjustments for the related OC Measuring Period, over (ii) the Available Overcollateralization for the immediately preceding OC Measuring Period.

“Series 2004-1 Collection Subaccount” is defined in Section 4.2.

“Series 2004-1 Collections” is defined in Section 4.3.

“Series 2004-1 Excess Funding Account Deposit Amount” means, at any time, the product of (a) a fraction, the numerator of which is the Series 2004-1 Collateral Amount as of the end of the immediately preceding Business Day, and the denominator of which is the sum of the Collateral Amounts for all Series as of the end of the immediately preceding Business Day, multiplied by (b) the Excess Funding Account Deposit Amount, after giving effect to any deposit to be made pursuant to Section 8.6 of the Indenture on such date.

“Series 2004-1 Loss Allocation Percentage” means, for any day in any OC Measuring Period, a fraction (expressed as a percentage), (a) the numerator of which is the Series 2004-1 Collateral Amount as of the last day of the preceding Settlement Period and (b) the denominator of which is the greater of (i) the sum for all Series of Notes that are Outstanding of the “Collateral Amount” as defined in the Indenture Supplements for each such Series and (ii) the Net Eligible Receivables, in each case as of the last day of the preceding Settlement Period.

“Series 2004-1 Monthly Interest” for any Accrual Period means the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest for such Settlement Period.

“Series 2004-1 Monthly Principal Amount” for any Settlement Period means the sum of the Class A Monthly Principal, the Class B Monthly Principal and the Class C Monthly Principal for such Settlement Period.

“Series 2004-1 Noteholder” means the Person in whose name a Series 2004-1 Note is registered on the Note Register.

“Series 2004-1 Notes” means the Class A Notes, the Class B Notes and the Class C Notes.

“Series 2004-1 Non-Principal Collection Sub-subaccount” is defined in Section 4.2.

“Series 2004-1 Pay-Out Event” is defined in Section 6.1.

“Series 2004-1 Principal Collection Sub-subaccount” is defined in Section 4.2.

“Series 2004-1 Servicer Transfer Cost Allocation” means, for any Business Day, the product of (a) a fraction, the numerator of which is the Series 2004-1Collateral Amount as of the end of the immediately preceding Business Day, and the denominator of which is the sum of the Collateral Amounts for all Series as of the end of the immediately preceding Business Day, multiplied by (b) the amount of Servicer Transfer Costs payable from Collections pursuant to Section 7.1(b) of the Transfer and Servicing Agreement.

“Series 2004-1 Target Receivables Amount” means, on any date of determination, the sum of (i) the Series 2004-1 Adjusted Collateral Amount on such day and (ii) the Required Overcollateralization Amount on such day.

“Series 2004-1 Weighted Average Note Rate” means, at any date of determination, the sum of (a) the weighted average of the Class A Note Rate, the Class B Note Rate and the Class C Note Rate in effect with regard to the Outstanding Class A Notes, Class B Notes and Class C Notes, respectively, as of the end of the Settlement Period immediately preceding the most recent Determination Date, plus (b) an amount equal to (i) the aggregate amount of fees (other than the Servicing Fee and Program Costs) accrued with respect to the Series 2004-1 Notes during the Settlement Period immediately preceding the most recent Determination Date, divided by (ii) the average daily Outstanding Principal Balance of all Series 2004-1 Notes during such Settlement Period.

“Servicer Redemption Date” is defined in Section 4.10(a).

“Servicing Fee” shall mean, for any Settlement Period, an amount equal to one-twelfth of the product of (a) 1.00% and (b) the Series 2004-1 Collateral Amount as of the last day of the Settlement Period preceding such Payment Date; provided, however, that with respect to the first Payment Date, the Servicing Fee shall be pro rated for the actual number of days in the period beginning on the Closing Date and ending on the last day of the initial Settlement Period.

“Servicing Reserve Ratio” means an amount (expressed as a percentage), provided in the most recent Monthly Report, equal to (i) the product of (A) 1.00%, (B) 2.00, and (C) the Days Sales Outstanding, divided by (ii) 360.

“Stone Information” is defined in Section 8.6.

“Unmatured Series Pay-Out Event” means an event or condition that, upon the giving of notice or the passage of time, would become a Series Pay-Out Event.

(d)  All references herein to “Transferred Receivables”, when used to refer to Receivables originated at any time prior to the Closing Date, shall mean all Receivables other than Excluded Receivables, provided that Receivables originated by the Containerboard Marketing division of the entity formerly known as Jefferson Smurfit Corporation (U.S.) shall not be considered Excluded Receivables solely when used to refer to Receivables originated at any time prior to the Closing Date.

SECTION 1.2  Incorporation of Terms.  The terms of the Indenture are incorporated in this Indenture Supplement as if set forth in full herein. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and both together shall be read, taken and construed as one and the same agreement. If the terms of this Indenture Supplement and the terms of the Indenture conflict, the terms of this Indenture Supplement shall control with respect to the Series 2004-1 Notes.

ARTICLE II

DESIGNATION; AUTHENTICATION AND DELIVERY

SECTION 2.1  Designation.  There is hereby created a Series to be known as “Series 2004-1” or the “Series 2004-1 Notes,” consisting of three classes:  (a) the Class A Floating Rate Term Notes, Series 2004-1 (the “Class A Notes”); (b) the Class B Floating Rate Term Notes, Series 2004-1 (the “Class B Notes”); and (c) the Class C Floating Rate Term Notes, Series 2004-1 (the “Class C Notes”). Series 2004-1 shall be included in Group 1.  Series 2004-1 will not initially be a Paired Series.  Series 2004-1 will not be subordinated to any other Series. The Series 2004-1 Notes will be due and payable on the Legal Final Maturity.

SECTION 2.2  Authentication and Delivery.

(a) On the Closing Date, Issuer shall sign, and shall direct Indenture Trustee in writing pursuant to Section 2.2 of the Indenture to duly authenticate, and Indenture Trustee, upon receiving such direction, (i) shall authenticate, subject to Section 3.1, the Series 2004-1 Notes in accordance with such written directions, and (ii) subject to Section 2.2(b), shall deliver the Class A Notes, the Class B Notes and the Class C Notes to the Initial Purchasers.

(b) The Class A Notes, the Class B Notes and the Class C Notes shall be Book-Entry Notes, and shall be issued to Cede & Co., as nominee of DTC, pursuant to a Letter of Representations.  DTC shall be the initial “Clearing Agency” for purposes of the Indenture.

(c) The Class A Notes, the Class B Notes and the Class C Notes that are not sold in offshore transactions in reliance on Regulation S shall be offered and sold in reliance on the exemption from registration under Rule 144A (except for any sale directly from the Issuer) and, except as set forth in Section 2.12 of the Indenture, shall be issued in the form of one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibits A, B and C hereto, respectively, added to the form of such Notes (each, a “Restricted Book-Entry Note”), which shall be registered in the name of the nominee of the Clearing Agency and deposited with Indenture Trustee, as custodian for the Clearing Agency.  The aggregate principal amount of the Restricted Book-Entry Notes may from time to time be increased or decreased by adjustments made on the records of Indenture Trustee or the Clearing Agency or its nominee, as the case may be, as hereinafter provided.

(i) The Class A Notes, the Class B Notes and the Class C Notes sold in offshore transactions in reliance on Regulation S, except as set forth in Section 2.12 of the Indenture, shall be represented by one or more permanent global securities in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibits A, B and C hereto, respectively, added to the form of such Notes (each, a “Regulation S Temporary Book-Entry Note”) to be held by the Clearing Agency and registered in the name of a nominee of the Clearing Agency or its custodian for the respective accounts of Euroclear and Clearstream, duly executed by Issuer and authenticated by Indenture Trustee as hereinafter provided.  The aggregate principal amount of the Regulation S Temporary Book-Entry Notes may from time to time be increased or decreased by adjustments made on the records of Indenture Trustee or the Clearing Agency or its nominee, as the case may be, as hereinafter provided.

(d) Definitive Notes issued hereunder, as provided in Section 2.12 of the Indenture, shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

(e) The Class A Notes, Class B Notes, and Class C Notes shall be executed by manual or facsimile signature on behalf of Issuer by any Authorized Officer of Issuer.

(f) The Series 2004-1 Notes shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof.

SECTION 2.3  Regulation S Book-Entry Notes.

(a)                                Any interest in a Note evidenced by a Regulation S Temporary Book-Entry Note is exchangeable for an interest in a permanent Book-Entry Note in fully registered, global form, without interest coupons (a “Regulation S Permanent Book-Entry

Note”), upon the later of (i) the expiration of the Distribution Compliance Period (the “Release Date”) and (ii) the furnishing of a certificate, substantially in the form of Exhibit H attached hereto, certifying that the beneficial owner of the Temporary Regulation S Book-Entry Note is a non-U.S. person (a “Regulation S Certificate”).   Euroclear and/or Clearstream, as applicable, shall deliver to the Paying Agent or the Indenture Trustee a certificate substantially in the form of Exhibit I (a “Non-U.S. Certificate”) attached hereto promptly upon the receipt of each such Regulation S Certificate, and no such beneficial owner (or transferee from such beneficial owner) shall be entitled to receive an interest in a Regulation S Permanent Book-Entry Note prior to the Paying Agent or the Indenture Trustee receiving such Non-U.S. Certificate from Euroclear or Clearstream with respect to the portion of the Regulation S Temporary Book-Entry Note owned by such beneficial owner.

(b)                               Each Note Owner with respect to a Regulation S Temporary Book-Entry Note shall exchange its interest therein for an interest in a Regulation S Permanent Book-Entry Notes on or after the Release Date upon furnishing to Euroclear or Clearstream (as applicable) the Regulation S Certificate and upon receipt by the Paying Agent or the Indenture Trustee, as applicable of the Non-U.S. Certificate thereof from Euroclear or Clearstream, as applicable, in each case pursuant to the terms of this Section 2.3.  On and after the Release Date, upon receipt by the Paying Agent or the Indenture Trustee of any Non-U.S. Certificate from Euroclear or Clearstream described in the immediately preceding sentence (i) with respect to the first such certification, the Issuer shall execute, upon receipt of an order to authenticate, and the Indenture Trustee shall authenticate and deliver to the Indenture Trustee the applicable Regulation S Permanent Book-Entry Notes and (ii) with respect to the first and all subsequent certifications, the Indenture Trustee shall exchange on behalf of the applicable beneficial owners the portion of the applicable Regulation S Temporary Book-Entry Note covered by such certification for a comparable portion of the applicable Regulation S Permanent Book-Entry Notes.

ARTICLE III

CONDITIONS TO ISSUANCE; USE OF PROCEEDS

SECTION 3.1  Conditions to Issuance.  Indenture Trustee shall not authenticate the Series 2004-1 Notes unless all conditions to the issuance of the Series 2004-1 Notes under Section 2.8 of the Indenture shall have been satisfied.

SECTION 3.2  Use of Proceeds.  The Issuer shall ensure that the net funds made available to Issuer from the issuance of the Series 2004-1 Notes shall be used by Issuer to purchase Receivables from Transferor pursuant to the Transfer and Servicing Agreement.  Transferor shall use the purchase price for such Receivables to purchase Receivables from the Seller pursuant to the Sale Agreement.  The Seller, in turn, shall use the purchase price for such Receivables to repurchase Receivables from Jefferson Smurfit Finance Corporation and Stone Receivables Corporation.  Jefferson Smurfit Finance Corporation and Stone Receivables Corporation, in turn, shall use the purchase price for such Receivables to repurchase the Series

1999-1 and Series 1999-2 Certificates issued by the Stone Receivables Corporation Master Trust and terminate such Trust and to repay all commercial paper notes issued by Jefferson Smurfit Finance Corporation and to terminate the related Liquidity Agreement and other related program documents.  The Indenture Trustee shall not be responsible for the Issuer’s use of such proceeds.

ARTICLE IV

PAYMENTS AND ALLOCATIONS

SECTION 4.1  Interest.

(a) Interest (“Class A Monthly Interest”) on the Class A Notes shall (i) accrue during each Accrual Period at a rate per annum equal to One-Month LIBOR plus the Note Spread applicable to the Class A Notes, (ii) be calculated on the basis of actual days over a year of 360 days, (iii) be due and payable on each Payment Date and (iv) be calculated based on the Outstanding Principal Balance of such Class A Notes immediately preceding such Payment Date (after giving effect to any distributions of principal on each date).

(b) Interest (“Class B Monthly Interest”) on the Class B Notes shall (i) accrue during each Accrual Period at a rate per annum equal to One-Month LIBOR plus the Note Spread applicable to the Class B Notes, (ii) be calculated on the basis of actual days over a year of 360 days, (iii) be due and payable on each Payment Date and (iv) be calculated based on the Outstanding Principal Balance of such Class B Notes immediately preceding such Payment Date (after giving effect to any distributions of principal on each date).

(c) Interest (“Class C Monthly Interest”) on the Class C Notes shall (i) accrue during each Accrual Period at a rate per annum equal to One-Month LIBOR plus the Note Spread applicable to the Class C Notes, (ii) be calculated on the basis of actual days over a year of 360 days, (iii) be due and payable on each Payment Date and (iv) be calculated based on the Outstanding Principal Balance of such Class C Notes immediately preceding such Payment Date (after giving effect to any distributions of principal on each date).

(d) The Servicer shall calculate the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest in accordance with this Section 4.1 based on the applicable One-Month LIBOR determined by the Indenture Trustee.  Prior to each Payment Date, the Indenture Trustee shall review the Servicer’s calculation of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest and report any discrepancy to the Servicer, and, with the Servicer, shall resolve such discrepancy.

SECTION 4.2  Series Accounts; Series 2004-1 Distribution Account.  (a)  Indenture Trustee shall cause to be established and maintained in the name of Indenture Trustee, (i) for the benefit of the Class A Noteholders, (ii) for the benefit, subject to the prior and senior interest of the Class A Noteholders, of the Class B Noteholders, (iii) for the benefit, subject to the prior and senior interests of the Class A Noteholders and the Class B Noteholders, of the Class C Noteholders and (iv) in the case of clauses (A) and (B) below, for the benefit, subject to the prior and senior interests of the Series 2004-1 Noteholders, of the holder of the Transferor Interest, (A) a subaccount of the Collection Account (the “Series 2004-1 Collection Subaccount”), which subaccount is the Series Collection Subaccount with respect to Series 2004-1; and (B) two subaccounts of the Series 2004-1 Collection Subaccount: (1) the Series 2004-1 Principal Collection Sub-subaccount and (2) the Series 2004-1 Non-Principal Collection Sub-subaccount (respectively, the “Series 2004-1 Principal Collection Sub-subaccount” and the “Series 2004-1 Non-Principal Collection Sub-subaccount”; all accounts established pursuant to this subsection (a), collectively, the “Series Accounts” for Series 2004-1), each Series Account to bear a designation indicating that the funds deposited therein are held for the benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (i), (ii), (iii) and (iv) above and to otherwise be maintained in accordance with the terms hereof and of the Indenture (including Sections 8.2 and 8.3 thereof).

(b) All Permitted Investments in the Series Accounts shall be invested, subject to Section 8.3 of the Indenture, together with funds held in other Sub-subaccounts of the Collection Account.  After giving effect to any distribution to the holder of the Transferor Interest pursuant to Section 8.6(e) of the Indenture, amounts on deposit and available for investment in the Series 2004-1 Principal Collection Sub-subaccount shall be invested by Indenture Trustee at the written direction of the Servicer in Permitted Investments that mature, or that are payable or redeemable upon demand of the holder thereof, (i) in the case of any such investment made during the Revolving Period, on or prior to the next Business Day and (ii) in the case of any such investment made during the Series 2004-1 Amortization Period, on or prior to the Business Day immediately preceding the next Payment Date.  Amounts on deposit and available for investment in the Series 2004-1 Non-Principal Collection Sub-subaccount shall be invested by Indenture Trustee at the written direction of the Servicer in Permitted Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the Business Day immediately preceding the next Payment Date.  As of the Business Day immediately preceding each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 2004-1 Principal Collection Sub-subaccount shall be deposited in the Series 2004-1 Non-Principal Collection Sub-subaccount.  Absent its receipt of timely investment instructions, the Indenture Trustee shall have no obligation to make any investment and funds shall remain uninvested.

SECTION 4.3  Daily Calculations and Series Allocations.

(a) On each Business Day, Servicer shall calculate the Series 2004-1 Allocation Percentage, the Series 2004-1 Allocated Receivables Amount and the Series 2004-1 Target Receivables Amount.

(b) The funds allocated to Series 2004-1 in accordance with Section 8.6 of the Indenture are called the “Series 2004-1 Collections.”

SECTION 4.4  Daily Allocations of Series Collections.  On each Business Day, Servicer shall, (a) determine the sum of (i) the aggregate amount of Series 2004-1 Collections for such Business Day, and (ii) the amount of funds then available on account of a Distribution Shortfall (with respect to Series 2004-1) pursuant to the Indenture Supplements for any other Series in Group 1 to the extent needed to fund the items described in priorities first and second below, in the priority indicated (collectively, “Series 2004-1 Available Funds”), (b) indicate the amount of Series 2004-1 Available Funds in the Daily Report delivered on such Business Day (whether or not a Payment Date) and (c) direct the Indenture Trustee in the Daily Report to, and upon receipt of such Daily Report, the Indenture Trustee shall, in reliance on such instructions and without any independent verification, distribute such Series 2004-1 Available Funds as follows:

first, an amount of Series 2004-1 Available Funds for such Business Day up to the amount necessary to cause the Required Amount for such day to be on deposit therein, shall be transferred by Indenture Trustee from the Series 2004-1 Collection Subaccount to the Series 2004-1 Non-Principal Collection Sub-subaccount;

second, following the transfers pursuant to clause first above, any remaining Series 2004-1 Available Funds shall be transferred by Indenture Trustee to the Series 2004-1 Principal Collection Sub-subaccount for distribution (in the following priority):

(v)           an amount equal to the lesser of (A) the Series 2004-1 Servicer Transfer Cost Allocation, if any, on such Business Day, and (B) the amount of funds available pursuant to this clause second shall be held in the Series 2004-1 Principal Collection Sub-subaccount for distribution on the next Payment Date in accordance with Section 5.1;

(w)          an amount equal to the lesser of (A) the Series 2004-1 Monthly Principal Amount, if any, on such Business Day, and (B) the amount of funds remaining on deposit in the Series 2004-1 Principal Collection Sub-subaccount that has not been allocated pursuant to subclause (v) of this clause second, shall be held in the Series 2004-1 Principal Collection Sub-subaccount for distribution in accordance with Section 5.1 on each Payment Date during the Series 2004-1 Amortization Period;

(x)            an amount equal to the lesser of (A) the Series 2004-1 Excess Funding Account Deposit Amount, if any, and (B) the amount remaining on deposit in the Series 2004-1 Principal Collection Sub-subaccount that has not been allocated pursuant to subclause (v) or (w) of this clause second, shall be deposited in the Excess Funding Account;

(y)           an amount equal to the lesser of (A) unpaid Excess Program Costs at such time and (B) the amount remaining on deposit in the Series 2004-1 Principal Collection Sub-subaccount that has not been allocated pursuant to subclause (v), (w) or (x)of this clause second shall be held in the Series 2004-1 Principal Collection Sub-subaccount for distribution on the next Payment Date in accordance with Section 5.1; and

(z)            if there is a Distribution Shortfall with respect to any Series (other than Series 2004-1) in Group 1 on such Business Day, an amount equal to the lesser of (A) the amount of such Distribution Shortfall and (B) the amount remaining on deposit in the Series 2004-1 Principal Collection Sub-subaccount that has not been allocated pursuant to subclause (v), (w), (x) or (y) of this clause second, shall be transferred to Indenture Trustee, for distribution to the applicable accounts or Persons specified in the Indenture Supplement with respect to such Series, it being understood that if the Distribution Shortfalls for all Series (other than Series 2004-1) in Group 1 exceed the amount of funds available pursuant to this clause second, then such funds shall be allocated to such Series pro rata based on their respective Distribution Shortfalls; and

third, the remainder of the Series 2004-1 Available Funds shall be distributed to the holder of the Transferor Interest.

SECTION 4.5  Withdrawals from the Excess Funding Account.  On the first day of the Series 2004-1 Amortization Period, Servicer shall instruct Indenture Trustee to transfer (and Indenture Trustee shall transfer) the Series 2004-1 Allocation Percentage of the entire balance in the Excess Funding Account to the Series 2004-1 Principal Collection Sub-subaccount.

SECTION 4.6  Determination of Principal to be Distributed with respect to Series 2004-1.  The amount of principal distributable with respect to the Series 2004-1 Notes shall be determined by Servicer and set forth on each Monthly Report.

(a) On each Payment Date during the Series 2004-1 Amortization Period, an amount equal to Class A Monthly Principal shall be distributable from the Series 2004-1 Principal Collection Sub-subaccount with respect to the Class A Notes up to the amount on deposit in such account on the immediately preceding Determination Date; provided, however, distributions of such principal shall be in accordance with Section 5.1.

(b) An amount equal to Class B Monthly Principal shall be distributable from the Series 2004-1 Principal Collection Sub-subaccount with respect to the Class B Notes on each Payment Date beginning with the Payment Date on which the Class A Notes are paid in full, up to the amount on deposit in such account on the immediately preceding Determination Date (net of any amounts therein to be applied on such Payment Date to the Class A Collateral Amount); provided, however, distributions of such principal shall be in accordance with Section 5.1.

(c) An amount equal to Class C Monthly Principal shall be distributable from the Series 2004-1 Principal Collection Sub-subaccount with respect to the Class C Notes on each Payment Date beginning with the Payment Date on which both the Class A Notes and Class B Notes are paid in full, up to the amount on deposit in such account on the immediately preceding Determination Date (net of any amounts therein to be applied on such Payment Date to the Class A Collateral Amount or Class B Collateral Amount); provided, however, distributions of such principal shall be in accordance with Section 5.1.

SECTION 4.7  Available Overcollateralization.

(a) If a Series 2004-1 Amortization Period begins, Servicer shall calculate the Available Overcollateralization as of the Series 2004-1 Amortization Period Calculation

Date and report such amount in the Daily Report for the first Business Day in the Series 2004-1 Amortization Period.  Servicer shall also calculate the Available Overcollateralization as of each Determination Date falling in the Series 2004-1 Amortization Period, such calculation to be reflected in the related Monthly Report.

(b) The Available Overcollateralization as of the Series 2004-1 Amortization Period Calculation Date shall equal the result of:

(i) the Series 2004-1 Allocated Receivables Amount as of the opening of business of the Series 2004-1 Amortization Period Calculation Date; minus

(ii) the sum of (A) the lesser of (x) the excess of the Series 2004-1 Allocated Receivables Amount over the Required Overcollateralization Amount and (y) the Series 2004-1 Collateral Amount and (B) the Adjusted Carrying Cost Reserve, in each case, at the opening of business on the Series 2004-1 Amortization Period Calculation Date.

(c) The Available Overcollateralization, as of any Determination Date in the Series 2004-1 Amortization Period, shall equal the result of:

(i) the Available Overcollateralization as of the preceding Determination Date (or as of the Series 2004-1 Amortization Period Calculation Date, in the case of the first Determination Date falling in the Series 2004-1 Amortization Period); minus

(ii) the Series 2004-1 Allocable Write-Off Amount with respect to the OC Measuring Period most recently ended prior to that Determination Date; minus

(iii) the Series 2004-1 Allocable Dilution with respect to the OC Measuring Period most recently ended prior to that Determination; plus

(iv) subject to Section 4.8, the Series 2004-1 Allocable Recoveries and the Series 2004-1 Allocable Dilution Adjustments with respect to the OC Measuring Period prior to that Determination Date.

(d) Notwithstanding the foregoing, in no event shall the Available Overcollateralization at any time be less than zero and in no event shall the Available Overcollateralization at any time during the Series 2004-1 Amortization Period be greater than the Available Overcollateralization calculated for the first Determination Date falling in the Series 2004-1 Amortization Period pursuant to subsection (c) (other than as a result of Recoveries).

SECTION 4.8  Write-Offs and Recoveries.

(a) In each Monthly Report required to be delivered during the Series 2004-1 Amortization Period, Servicer shall calculate the Series 2004-1 Collateral Amount

Write-Offs and the Series 2004-1 Allocable Recoveries for the most recently ended OC Measuring Period.

(b) If the Series 2004-1 Collateral Amount Write-Offs calculated in any Monthly Report exceed zero, the Series 2004-1 Collateral Amount shall be reduced by the amount of the Series 2004-1 Collateral Amount Write-Offs with effect from the related Determination Date, subject to the next sentence.  Any such reduction shall be allocated first to the Class C Collateral Amount until the Class C Collateral Amount has been reduced to zero, second to the Class B Collateral Amount until the Class B Collateral Amount has been reduced to zero, and third to the Class A Collateral Amount until the Class A Collateral Amount has been reduced to zero.

(c) If the Series 2004-1 Collateral Amount has been reduced on account of any Series 2004-1 Collateral Amount Write-Offs, then any Series 2004-1 Allocable Recoveries with respect to any Settlement Period ending after the reduction takes place shall be applied to reinstate the Series 2004-1 Collateral Amount, to the extent of such prior reductions that have not previously been reinstated, with effect from the related Determination Date.  Any such reinstatement shall be allocated first to the Class A Collateral Amount until all prior reductions to the Class A Collateral Amount on account of Series 2004-1 Collateral Amount Write-Offs have been reinstated, second to the Class B Collateral Amount until all prior reductions to the Class B Collateral Amount on account of Series 2004-1 Collateral Amount Write-Offs have been reinstated, and third to the Class C Collateral Amount until all prior reductions to the Class C Collateral Amount on account of Series 2004-1 Collateral Amount Write-Offs have been reinstated.

(d) If Series 2004-1 Allocable Recoveries are applied pursuant to subsection (c) to reinstate the Series 2004-1 Collateral Amount on any Payment Date, then Series 2004-1 Allocable Recoveries shall be applied to increase the Available Overcollateralization on the related Determination Date only to the extent of the excess, if any, of the Series 2004-1 Allocable Recoveries, minus the amount of Allocable Recoveries so applied.

SECTION 4.9  Certain Dilution in a Series 2004-1 Amortization Period.

(a) In each Monthly Report required to be delivered during the Series 2004-1 Amortization Period, Servicer shall calculate the Series 2004-1 Allocable Dilution and the Series 2004-1 Allocable Dilution Adjustments for the most recently ended OC Measuring Period.

(b) If the Available Overcollateralization or the Series 2004-1 Collateral Amount has been reduced on account of any Series 2004-1 Allocable Dilution, then any Series 2004-1 Allocable Dilution Adjustments with respect to any OC Measuring Period ending after the reduction takes place shall be allocated (x) first, to reinstate the Series 2004-1 Collateral Amount (with the same allocation among Series 2004-1 Noteholders as is described in Section 4.8(c)), and (y) second, to reinstate the Available Overcollateralization, in each case to the extent not previously reinstated.  Any funds so allocated on any day shall be distributed in accordance with the priorities set forth in Section 4.4.

SECTION 4.10  Optional Redemption. (a) On any day (a “Servicer Redemption Date”) occurring after the date on which the Outstanding Principal Balance of the Series 2004-1 Notes has been reduced to an amount less than or equal to 8% of the initial Outstanding Principal Balance of the Series 2004-1 Notes, Servicer shall have the option to cause Issuer to redeem the Series 2004-1 Notes by paying the applicable Redemption Price in accordance with Section 4.10(c).  Servicer shall give Indenture Trustee at least 30 days prior written notice of the date on which Servicer intends to exercise such optional redemption.

(b)           On any day on or after the Payment Date in March 2009 (an “Issuer Redemption Date”), Issuer may redeem the Series 2004-1 Notes by paying the applicable Redemption Price in accordance with Section 4.10(c).  Issuer shall give Indenture Trustee at least 30 days prior written notice of the Payment Date on which Issuer intends to redeem the Series 2004-1 Notes.

(c)           The purchase price payable by Servicer or Issuer, as applicable, in connection with an optional redemption pursuant to this Section 4.10 (the applicable “Redemption Price”) shall be an amount equal to (a) if the applicable Redemption Date is a Payment Date, the Redemption Amount for such Payment Date and (b) if the applicable Redemption Date is not a Payment Date, the Redemption Amount as of the Payment Date following such Redemption Date.    Redemption of the Series 2004-1 Notes is subject to payment in full of the Redemption Price, which shall be deposited by Servicer or Issuer, as applicable, to the Series 2004-1 Collection Subaccount by 12:00 noon New York City time on the applicable Redemption Date.  Following deposit of the Redemption Price into the Series 2004-1 Collection SubAccount, the Series 2004-1 Collateral Amount shall be reduced to zero.  On the Payment Date falling on or immediately after the Redemption Date, Indenture Trustee shall withdraw the Redemption Price from the Series 2004-1 Collection SubAccount and distribute the Redemption Price in accordance with the priority described in Section 4.4.

ARTICLE V

DISTRIBUTIONS AND REPORTS

SECTION 5.1  Distributions.  (a) On each Payment Date, Indenture Trustee shall distribute (based solely on information provided in the applicable Monthly Report and, subject to Section 4.1(d), without any independent review or verification of such information) funds on deposit in the Series 2004-1 Non-Principal Collection Sub-subaccount in the following priority to the extent funds are available:

first, to Servicer, the Servicing Fee for the preceding Settlement Period;

second, to the Class A Noteholders, an amount equal to Class A Monthly Interest for such Payment Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Payment Date;

third, to the Class B Noteholders, an amount equal to Class B Monthly Interest for such Payment Date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on a prior Payment Date;

fourth, to the Class C Noteholders, an amount equal to Class C Monthly Interest for such Payment Date, plus the amount of any Class C Monthly Interest previously due but not distributed to the Class C Noteholders on a prior Payment Date;

fifth, to the Indenture Trustee, any unpaid Program Costs for the preceding Settlement Period; provided that amounts payable pursuant to this clause fifth shall not exceed $50,000 during any calendar year;

sixth, to the applicable payees (including the Indenture Trustee), pro rata, any unpaid Program Costs for the preceding Settlement Period, to the extent not paid pursuant to clause fifth above; and

seventh, if such Payment Date is during the Series 2004-1 Accumulation Period or Series 2004-1 Amortization Period, to the Series 2004-1 Principal Collection Sub-subaccount, any remaining funds.

To the extent that there are funds remaining in the Series 2004-1 Non-Principal Collection Sub-subaccount after the distribution of funds on deposit therein as set forth above in this Section 5.1(a), Indenture Trustee shall deposit an amount equal to the Excess Funding Account Deposit Amount, if any, to the Excess Funding Account, and any remaining funds shall be paid to the holder of the Transferor Interest.

(b) On each Payment Date, Indenture Trustee shall distribute (based solely on the information provided in the applicable Monthly Report), funds on deposit in the Series 2004-1 Principal Collection Sub-subaccount in the following order of priority to the extent funds are available:

first, if any amounts are owed to Indenture Trustee on account of Servicer Transfer Costs, to the Indenture Trustee an amount equal to the Series 2004-1 Servicer Transfer Cost Allocation;

second, (i) on each Payment Date during the Series 2004-1 Amortization Period, an amount equal to the Series 2004-1 Monthly Principal Amount for such Payment Date shall be distributed:

(A)          first, pro rata to the Class A Noteholders until repayment in full of the Class A Collateral Amount;

(B)           second, pro rata to the Class B Noteholders until repayment in full of the Class B Collateral Amount; and

(C)           third, pro rata to the Class C Noteholders until repayment in full of the Class C Collateral Amount; and

(ii) on each Payment Date during the Series 2004-1 Accumulation Period, an amount equal to the Series 2004-1 Monthly Principal Amount shall be retained in the Series 2004-1 Principal Collection Sub-subaccount and held in trust for the Series 2004-1 Noteholders for distribution on the Expected Payment Date;

third, the lesser of (i) any funds remaining in the Series 2004-1 Principal Collection Sub-subaccount in excess of any Series 2004-1 Monthly Principal Amount and (ii) any unpaid Excess Program Costs for the preceding Settlement Period shall be paid, pro rata, to the applicable payees (including the Indenture Trustee); and

fourth, any remaining balance in excess of the Series 2004-1 Monthly Principal Amount shall be paid to the holder of the Transferor Interest.

(c) All distributions to the Series 2004-1 Noteholders shall be made on a Payment Date.  Indenture Trustee shall send distributions to each Series 2004-1 Noteholder on each Payment Date by wire transfer of immediately available funds to an account maintained by such Series 2004-1 Noteholder with a bank in the United States (and, in the case of any Series 2004-1 Notes which are represented by Book-Entry Notes, not later than the time by which the Clearing Agency must receive funds in order to apply them on such day to the accounts of the Persons entitled to receive such payments on such Payment Date); provided that such Noteholder notified Indenture Trustee in writing as to such account at least five Business Days prior to such Payment Date (such notice to remain effective with respect to such Noteholder until different instructions are received by the Indenture Trustee).  Distributions to Series 2004-1 Noteholders which do not qualify under the preceding sentence shall be made by check mailed to such Series 2004-1 Noteholders.  All distributions to Class A Noteholders shall be made on a pro rata basis (based on the Outstanding Principal Balances of the Class A Notes).  All distributions to the Class B Noteholders shall be made on a pro rata basis (based on the Outstanding Principal Balances of the Class B Notes).  All distributions to the Class C Noteholders shall be made on a pro rata basis (based on the Outstanding Principal Balances of the Class C Notes).  For purposes of distributions to Series 2004-1 Noteholders on a Payment Date, the status of a Person as a Series 2004-1 Noteholder shall be determined as of the preceding Record Date.

SECTION 5.2  Daily Reports, Monthly Reports and Other Information.

(a) A report (the “Daily Report”) shall be delivered by Servicer to Indenture Trustee on each Business Day and each such report shall be substantially in the form set out in Exhibit D or in such other form as may be consistent with the terms of this Indenture Supplement.  A report (the “Monthly Report”) shall be delivered by Servicer to Indenture Trustee on each Determination Date and each such report shall be substantially in the form set out in Exhibit E or in such other form as may be consistent with the terms of this Indenture Supplement.  Indenture Trustee shall provide copies of each Monthly Report to each Series 2004-1 Noteholder and the Rating Agencies.  Each Daily Report and Monthly Report shall report the required information for all outstanding Series.

Without limiting the preceding paragraph, at the written request of Servicer, Indenture Trustee shall provide or make available electronically via its internet website (or upon written request, by first class mail or facsimile) each Monthly Report to the Persons referred to in the preceding paragraph; provided, however, Indenture Trustee shall have no obligation to provide such reports described in this Section 5.2 until it has received the requisite information from Servicer.

If Servicer so requests that Indenture Trustee provide the Monthly Reports, Indenture Trustee may make available to any Rating Agency, any Noteholder or Note Owner of a Series 2004-1 Note, via Indenture Trustee’s internet website or via e-mail to Noteholders as requested by Servicer, in writing, all Monthly Reports available each month and, with the consent or at the direction of the holder of the Transferor Interest, such other information regarding the Notes and/or the Collateral as Indenture Trustee may have in its possession, but only, with respect to Indenture Trustee’s internet website, with the use of a password provided by Indenture Trustee or its agent to such Person. Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

In connection with providing access to Indenture Trustee’s interest website, Indenture Trustee may require registration and the acceptance of a disclaimer. Indenture Trustee shall not be liable for the dissemination of information in accordance with this Section 5.2.

(b) Notwithstanding any other provision of this Indenture Supplement:

(i) In the event that a calculation or determination to be made with respect to periods prior to the Closing Date refers to a Daily Report or Monthly Report, such calculation or determination shall be made even though Daily Reports or Monthly Reports were not required to be delivered pursuant to this Indenture Supplement prior to the Closing Date.

(ii) This Section 5.2 shall not limit the obligation of Servicer to make the allocations and calculations required by this Indenture Supplement on a daily basis.

SECTION 5.3  Annual Tax Information.  During January (and on or before January 31) of each calendar year, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2004-1 Noteholder the information for the preceding calendar year, or the applicable portion thereof during which the Person was a Noteholder, as is required to be provided by an issuer of indebtedness under the Code to the holders of the issuer’s indebtedness and such other customary information as is necessary to enable such Noteholder to prepare their federal income tax returns.  Notwithstanding anything to the contrary contained in this Agreement, the Indenture Trustee shall, to the extent required by applicable law, from time to time furnish to the appropriate Persons prior to the end of the period required by applicable law, the information required to complete a Form 1099-INT.

SECTION 5.4  Periodic Perfection Certificate.  Within one hundred five (105) days after the end of each fiscal year of Issuer, Servicer, on behalf of Issuer, shall furnish or cause to be furnished to Indenture Trustee an Officer’s Certificate setting forth a list of all changes in the name, identity, corporate structure or jurisdiction of incorporation of Issuer, Transferor or any Seller that have taken place since the date of the Officer’s Certificate most recently delivered pursuant to this Section 5.4, or indicating that no such events have taken place, and stating in each case what filings of UCC financing statements, or amendments thereto, relating to the Transaction Documents have been made in connection with each such event (identifying the date and filing index numbers for each).  If any such new UCC financing statements are filed, Servicer shall cause Indenture Trustee to be named as secured party (in the case of any filing against Issuer) or assignee of the secured party (in the case of any filing against Transferor or a Seller).  The Indenture Trustee shall be under no obligation to file and prepare any financing or continuation statements or to take any other action, such obligation being solely that of the Servicer.

ARTICLE VI

SERIES 2004-1 PAY-OUT EVENTS

SECTION 6.1  Series 2004-1 Pay Out Events.  Each of the following shall constitute a “Series 2004-1 Pay Out Event”:

(a) The occurrence of an Issuer Pay Out Event.

(b) The Series 2004-1 Allocated Receivables Amount shall be less than the Series 2004-1 Target Receivables Amount for any period of five (5) consecutive Business Days.

(c) The failure (i) on the part of Transferor, Issuer or Servicer to make (x) any payment or deposit of principal or interest required by the terms of the Indenture or this Indenture Supplement or the Transfer and Servicing Agreement on or before three (3) Business Days after the date such payment or deposit is required to be made or (y) any other payment or deposit required by the Indenture or this Indenture Supplement or the Transfer and Servicing Agreement on or before five (5) Business Days after the date such other payment or deposit is required to be made; or (ii) on the part of Transferor or Issuer to duly observe or perform in any material respect any other covenants or agreements of

Transferor or Issuer set forth in the Indenture or this Indenture Supplement or the Transfer and Servicing Agreement; or (iii) on the part of Servicer to deliver the Daily Report required on any Business Day pursuant to the Indenture or this Indenture Supplement or the Transfer and Servicing Agreement; which failure, with respect to clause (ii), continues unremedied for ten (10) days or, with respect to clause (iii) continues unremedied for five (5) days, in each case after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Transferor, Issuer or Servicer by Indenture Trustee, or to Transferor and Indenture Trustee by the Series 2004-1 Noteholders holding Outstanding Principal Balances aggregating more than 50% of the Series 2004-1 Collateral Amount.

(d) Any representation or warranty made by Transferor or Issuer in the Indenture, this Indenture Supplement or the Transfer and Servicing Agreement, or any information contained in a computer file, microfiche list or hard copy list required to be delivered by Transferor or Issuer pursuant to the Indenture, any Indenture Supplement or the Transfer and Servicing Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Transferor or Issuer by Indenture Trustee, or to Transferor by Indenture Trustee after receipt of notice from Series 2004-1 Noteholders holding Outstanding Principal Balances aggregating not less than 51% of the Series 2004-1 Collateral Amount and as a result of which the interests of the Series 2004-1 Noteholders are materially and adversely affected.

SECTION 6.2  Early Amortization Period.  (a) If a Series 2004-1 Pay Out Event described in Section 6.1(b) occurs and such deficiency in the Series 2004-1 Allocated Receivables Amount is cured within five (5) Business Days after the five (5) Business Day period specified in Section 6.1(b), notwithstanding such cure, the Early Amortization Period shall automatically commence at the end of such additional five Business Day period unless the Required Series 2004-1 Noteholders agree in writing to waive the occurrence of the Series 2004-1 Pay Out Event described in Section 6.1(b) and the commencement of the Early Amortization Period.  Notwithstanding the foregoing, Series 2004-1 Noteholders evidencing more than 50% of the Outstanding Principal Balance of the Series 2004-1 Notes may cause the commencement of the Early Amortization Period prior to the end of the additional five Business Day period specified in the preceding sentence by written notice delivered to the Indenture Trustee if a Series 2004-1 Pay Out Event described in Section 6.1(b) has occurred and is continuing.  Upon the occurrence of a Series 2004-1 Pay Out Event described in Section 6.1(b), the Indenture Trustee shall notify the Noteholders of such event and shall review each Daily Report delivered thereafter to determine whether the deficiency in the Series 2004-1 Allocated Receivables Amount is reported to be cured within five (5) Business Days after the five (5) Business Day period specified in Section 6.1(b).  If the deficiency in the Series 2004-1 Allocated Receivables Amount is not cured within five (5) Business Days after the five (5) Business Day period specified in Section 6.1(b), the Early Amortization Period shall automatically commence.

(b) Upon the occurrence and continuance of any Series 2004-1 Pay Out Event described in Section 6.1(a), the Early Amortization Period shall commence immediately on the date of such occurrence without any notice or other action on the part of any Person.

(c) If a Series 2004-1 Pay Out Event described in Section 6.1(c)(ii) or (c)(iii) or (d) occurs, Indenture Trustee may, and at the direction of the Required Series 2004-1 Noteholders, shall, by notice then given in writing to Issuer and Servicer (and to Indenture Trustee if given by the Series 2004-1 Noteholders) commence the Early Amortization Period as of the date of such notice.

(d) If a Series 2004-1 Pay Out Event described in Section 6.1(c)(i) occurs, unless within fifteen days of any such event (after an applicable grace period) Series 2004-1 Noteholders holding Outstanding Principal Balances more than 50% of the Outstanding Principal Balance of the Series 2004-1 Notes waive such event, the Early Amortization Period shall commence immediately without any notice on the part of the Series 2004-1 Noteholders or Indenture Trustee.

(e) After the occurrence of a Series 2004-1 Pay Out Event, Indenture Trustee shall promptly notify the Rating Agencies of such event and deliver to the Rating Agencies, upon request, any information that Indenture Trustee has received from Servicer regarding the Transferred Receivables or the transaction contemplated by this Indenture Supplement and the other Transaction Documents.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1  Amendments, Waivers, Etc.  This Indenture Supplement shall not be amended, modified or waived except in accordance with Article IX of the Indenture.

SECTION 7.2  Indenture Trustee.  Indenture Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Indenture Supplement or for or in respect of the representations or recitals contained herein, all of which representations and recitals are made solely by Issuer and Servicer.

SECTION 7.3  Instructions in Writing.  All instructions given by Servicer to Indenture Trustee pursuant to this Indenture Supplement shall be in writing, and may be included in a Daily Report or Monthly Report.

SECTION 7.4  Rule 144A.  So long as any of the Series 2004-1 Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, Issuer shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, provide to any Holder or Note Owner of such restricted securities, or to any prospective Holder or Note Owner of such restricted securities designated by a Holder or Note Owner, upon the request of such Holder or Note Owner or prospective Holder or Note Owner, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

SECTION 7.5  Restrictions on Transfer.

(a) On the Closing Date, the Transferor shall sell the Series 2004-1 Notes to the Initial Purchasers pursuant to the Purchase Agreement and deliver such Series 2004-1 Notes in accordance herewith and therewith.  Thereafter, no Series 2004-1 Note may be sold, transferred or otherwise disposed of except as follows:

(i) to Persons that the transferring Person reasonably believes are Qualified Institutional Buyers in reliance on the exemption from the registration requirements of Rule 144A under the Securities Act (“Rule 144A”); or

(ii) in offshore transactions to non-U.S. Persons in reliance on Regulation S under the Securities Act (“Regulation S”); or

(iii) to the Transferor.

and, in each case in accordance with all applicable laws and regulations of the United States and the States thereof, and (if applicable) foreign laws and regulations.

Indenture Trustee shall have no obligations or duties with respect to determining whether any transfers of the Series 2004-1 Notes are made in accordance with the Securities Act or any other law; provided that with respect to Definitive Notes, Indenture Trustee shall enforce such transfer restrictions in accordance with the terms set forth on the related Series 2004-1 Note and the provisions of this Indenture Supplement.

(b) Notwithstanding any provision to the contrary herein, so long as a Book-Entry Note remains outstanding with respect to Series 2004-1 and is held by or on behalf of the Clearing Agency, transfers of a Book-Entry Note, in whole or in part, shall only be made in accordance with this Section 7.5(b).

(i) General.  Subject to clauses (ii) through (iv) of this Section 8.5(b), transfers of a Book-Entry Note shall be limited to transfers of such Book-Entry Note in whole, but not in part, to a nominee of the Clearing Agency or to a successor of the Clearing Agency or such successor’s nominee.

(ii) Regulation S Book-Entry Note to Restricted Book-Entry Note. If a holder of a beneficial interest in a Regulation S Book-Entry Note wishes to transfer all or a part of its interest in such Regulation S Book-Entry Note to a Person who wishes to take delivery thereof in the form of a Restricted Book-Entry Note, such holder may, subject to the terms hereof and the rules and procedures of Euroclear, Clearstream or the Clearing Agency, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Book-Entry Note of the same Class.  Upon receipt by the Note Registrar, of (A) instructions from Euroclear, Clearstream or the Clearing Agency, as the case may be, directing the Note Registrar to cause such Restricted Book-Entry Note to be increased by an amount equal to such beneficial interest in such Regulation S Book-Entry Note but not less than the minimum denomination applicable to the related Class of Notes, and (B) a certificate substantially in the form of Exhibit F hereto given by the prospective transferee of such beneficial interest and stating, among other things, that such transferee acquiring such interest in a Restricted Book-Entry Note is a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction pursuant to Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then Euroclear, Clearstream or the Note Registrar, as the case may be, will instruct the Clearing Agency to reduce such Regulation S Book-Entry Note by the aggregate principal amount of the interest in such Regulation S Book-Entry Note to be transferred, increase the Restricted Book-Entry Note specified in such instructions by an aggregate principal amount equal to such reduction in such principal amount of the Regulation S Book-Entry Note and make the corresponding adjustments to the applicable participants’ accounts.

(iii) Restricted Book-Entry Note to Regulation S Book-Entry Note. If a holder of a beneficial interest in a Restricted Book-Entry Note wishes to transfer all or a part of its interest in such Restricted Book-Entry Note to a Person who wishes to take delivery thereof in the form of a Regulation S Book-Entry Note, such holder may, subject to the terms hereof and the rules and procedures of Euroclear, Clearstream or the Clearing Agency, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Book-Entry Note of the same Class.  Upon receipt by the Note Registrar of (A) instructions from Euroclear, Clearstream or the Clearing Agency, as the case may be, directing as the Note Registrar, to cause such Regulation S Book-Entry Note to be increased by an amount equal to such beneficial interest in such Restricted Book-Entry Note but not less than the minimum denomination applicable to the related Class of Notes to be exchanged, and (B) a certificate substantially in the form of Exhibit G hereto given by the prospective transferee of such beneficial interest and stating, among other things, that such transferee acquiring such interest in a Regulation S Book-Entry Note is not a U.S. Person (as defined in Regulation S) and such transfer is being made pursuant to Rule 903 or 904 under Regulation S of the Securities Act, then Euroclear, Clearstream or the Note Registrar, as the case may be, will instruct the Clearing Agency to reduce such Restricted Book-Entry Note by the aggregate principal amount of the interest in such Restricted Book-Entry Note to be transferred, increase the Regulation S Book-Entry Note specified in such instructions by an aggregate principal amount equal to such reduction in the principal amount of the Restricted Book-Entry Note and make the corresponding adjustments to the applicable participants’ accounts.

(iv) Other Exchanges. In the event that a Book-Entry Note is exchanged for one or more Definitive Notes pursuant to Section 2.12 of the Indenture, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A or are to Non-U.S. Persons and or otherwise comply with Regulation S, as the case may be) and as may be from time to time adopted by Issuer and Indenture Trustee.

(c) Each purchaser (other than the Initial Purchasers) of the Series 2004-1 Notes (including any purchaser, other than the Initial Purchasers, of an interest in the Series 2004-1 Notes which are Book-Entry Notes) shall be deemed to have acknowledged and agreed as follows (terms used in this paragraph that are defined in Rule 144A or Regulation S under the Securities Act and used herein as defined therein):

(1)           It is either (a)(i) a qualified institutional buyer as defined in Rule 144A (“Qualified Institutional Buyer”), (ii) is aware that the sale of the Notes to it is being made in reliance on the exemption from registration provided by Rule 144A, and (iii) is acquiring the Notes for its own account or for one or more accounts, each of which is a Qualified Institutional Buyer, and as to each of which the owner exercises sole investment discretion, and in a principal amount of not less than the minimum denomination of such Note for the purchaser and for each such account or (b) is not a U.S. Person and is purchasing the Note pursuant to Rule 903 or 904 of Regulation S, and in a principal amount of not less than the minimum denomination of such Note.  Any purported transfer of the Notes to a purchaser that does not comply with the requirements of this paragraph shall be null and void ab initio.  Issuer or Indenture Trustee on its behalf, may sell any Notes acquired in violation of the foregoing at the cost and risk of purported owner.

(2)           It understands that the Notes will bear a legend substantially as set forth in the applicable Exhibit hereto.  The Notes may not at any time be held by or on behalf of any Person that is not a Qualified Institutional Buyer or a Non-U.S. Person purchasing in accordance with Regulation S.

(3)           It understands that the Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes have not been and will not be registered under the Securities Act, and, if in the future the transferee decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may only be offered, resold, pledged or otherwise transferred in accordance with the Indenture, this Indenture Supplement and the applicable legend on such Notes.  It acknowledges that no representation is made by Issuer as to the availability of any exemption under the Securities Act or any applicable state securities laws for resale of the Notes.

(4)           It understands that an investment in the Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances.  It has had access to such financial and other information concerning Issuer and the Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to purchase of the Notes, including an opportunity to ask questions of and request information from Servicer and Issuer.  It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and it and any accounts for which it is acting are each able to bear the economic risk of the holder’s or of its investment.

(5)           It acknowledges that Indenture Trustee, the Note Registrar, any Paying Agent, Issuer, their affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements.  If it is acquiring any Notes or any interest therein for the account of one or more qualified institutional buyers, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

(6)           Either (a) it is not acquiring the Series 2004-1 Notes with the plan assets of any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a “governmental plan” as defined in Section 3(32) of ERISA which is subject to any law substantially similar to ERISA or Section 4975 of the Code or (b) its acquisition and holding of the Series 2004-1 Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any substantially similar applicable law.

(7)           It is purchasing one or more Series 2004-1 Notes in an amount of at least one million dollars ($1,000,000) and it understands that such Series 2004-1 Notes may be resold, pledged or otherwise transferred only in an amount of at least one million dollars ($1,000,000).

(8)           It agrees that if in the future it should offer, sell or otherwise transfer such Note or any interest or participation therein, it will do so only (A) to the Transferor, (B) pursuant to Rule 144A to a Person who it reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a Qualified Institutional Buyer, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A or (C) to a non-U.S. Person in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act.

(9)           If it is acquiring such Note or any interest or participation therein in an “offshore transaction” (as defined in Regulation S), it acknowledges that the Notes will initially be represented by the Regulation S Temporary Global Note and that transfers thereof or any interest or participation therein are restricted as set forth in this Indenture Supplement.  If it is a Qualified Institutional Buyer, it acknowledges that the Notes offered in reliance on Rule 144A will be represented by a Restricted Book-Entry Note and that transfers thereof or any interest or participation therein are restricted as set forth in this Indenture Supplement.

SECTION 7.6  Survival of Agreement.  All covenants, agreements, representations and warranties made herein and in the Series 2004-1 Notes delivered pursuant hereto shall survive the execution and delivery of this Indenture Supplement and the Series 2004-1 Notes and shall continue in full force and effect, and this Indenture Supplement shall not terminate, until the Outstanding Principal Balances of the Series 2004-1 Notes shall have been reduced to zero, all accrued and unpaid interest thereon shall have been paid in full, and all other obligations owed in respect of the Series 2004-1 Notes have been paid and performed in full.  In addition, this Section 7.6 and Section 7.5 shall survive termination of this Indenture Supplement.

IN WITNESS WHEREOF, Issuer and Indenture Trustee have caused this Indenture Supplement to be duly executed as of the day and year first above written.

SSCE FUNDING, LLC, as Issuer

By:	/s/ Richard P. Marra
Name: Richard P. Marra
Title: Assistant Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:	/s/ Eileen M. Hughes
Name: Eileen M. Hughes
Title: Vice President

Acknowledged and Accepted:

STONE RECEIVABLES CORPORATION, as Transferor

By:	/s/ Richard P. Marra
Name: Richard P. Marra
Title: Assistant Treasurer

SMURFIT-STONE CONTAINER ENTERPRISES, INC., as Servicer

By:	/s/ Richard P. Marra
Name: Richard P. Marra
Title: Assistant Treasurer

S-1

EXHIBIT A
to the Series 2004-1 Indenture Supplement

FORM OF CLASS A SERIES 2004-1 FLOATING RATE NOTE
[REGULATION S TEMPORARY BOOK-ENTRY CERTIFICATE]
[REGULATION S PERMANENT BOOK-ENTRY CERTIFICATE]
[RESTRICTED BOOK-ENTRY CERTIFICATE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) THAT IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $1,000,000, FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT, (2) TO A NON U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT IN A PRINCIPAL AMOUNT OF NOT LESS THAN $1,000,000, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT OR (3) TO THE TRANSFEROR AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.  EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE MADE, AND EACH PURCHASER OF A DEFINITIVE CERTIFICATE WILL MAKE, THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 7.5 OF SERIES 2004-1 INDENTURE SUPPLEMENT (AS DEFINED HEREIN).

[THIS NOTE IS A TEMPORARY GLOBAL SECURITY FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE SERIES 2004-1 INDENTURE SUPPLEMENT.]

[EACH PURCHASER OF THIS NOTE WILL BE DEEMED TO HAVE MADE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 7.5(c) OF THE SERIES 2004-1 INDENTURE SUPPLEMENT.  ANY BENEFICIAL INTEREST HEREIN MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN A REGULATION S BOOK-ENTRY CERTIFICATE ONLY UPON RECEIPT BY THE NOTE REGISTRAR OF (A) A TRANSFER CERTIFICATE FROM THE TRANSFEROR SUBSTANTIALLY IN THE FORM SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT AND (B) A WRITTEN ORDER GIVEN IN ACCORDANCE WITH THE APPLICABLE PROCEDURES UTILIZED OR IMPOSED FROM TIME TO TIME BY DTC, THE EUROCLEAR SYSTEM AND/OR CLEARSTREAM BANKING (IN THE CASE OF A REGULATION S BOOK-ENTRY CERTIFICATE).]

THIS NOTE (OR AN INTEREST HEREIN) MAY NOT BE TRANSFERRED UNLESS, AFTER GIVING EFFECT TO THE TRANSFER, THE TRANSFEREE IS HOLDING A PRINCIPAL AMOUNT WHICH IS EQUAL TO U.S.$1,000,000 OR INTEGRAL MULTIPLES OF $100,000 IN EXCESS THEREOF.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST ISSUER OR TRANSFEROR OR SOLICIT OR JOIN OR COOPERATE WITH OR ENCOURAGE ANY INSTITUTION IN INSTITUTING AGAINST TRANSFEROR OR ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATION RELATING TO THE NOTES, THE INDENTURE OR ANY OF THE TRANSACTION DOCUMENTS.

THE HOLDER OF THIS CLASS A NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A NOTES AS INDEBTEDNESS OF ISSUER FOR PURPOSES OF APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

THE HOLDER OF THIS CLASS A NOTE (AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE (AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN) WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY

DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE; OR (II) THE ACQUISITION AND HOLDING OF THE CLASS A NOTE (AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

SSCE FUNDING, LLC

Note Number:	$
CUSIP Number:
ISIN Number:

SSCE Funding, LLC (herein referred to as “Issuer”), a Delaware limited liability company, for value received, hereby promises to pay to Cede & Co., or registered assigns, subject to the following provisions, the principal sum of [                                ] ($[           ]), or such greater or lesser amount as determined in accordance with the Indenture, at such times and in such amounts provided below or in the Indenture.  Issuer will pay interest on the unpaid principal amount of this Note at the Class A Note Rate on each Payment Date until the principal amount of this Note is paid in full.  Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date.  Interest will be computed on the basis of a 360-day year and the actual number of days elapsed.  Principal of this Note shall be paid in the manner specified in the Indenture Supplement referred to on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

SSCE FUNDING, LLC

CLASS A FLOATING RATE TERM NOTE, SERIES 2004-1

Summary of Terms and Conditions

This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as Series 2004-1 (the “SERIES 2004-1 NOTES”), issued under a Master Indenture dated as of November 23, 2004 (as amended and supplemented, the “MASTER INDENTURE”), between Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “INDENTURE TRUSTEE”), as supplemented by the Series 2004-1 Indenture Supplement dated as of November 23, 2004 (the “INDENTURE SUPPLEMENT”), and representing the right to receive certain payments from Issuer.  The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement.  The Notes are subject to all of the terms of the Indenture.  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.  In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class B Notes and the Class C Notes will also be issued under the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of Issuer allocated to the payment of this Note for payment hereunder and that Indenture Trustee is not liable to the Noteholders for any amount payable under the Notes or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of Indenture Trustee.

THIS CLASS A NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, ISSUER, OR ANY OF ITS AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

Issuer, Transferor, Indenture Trustee and any agent of Issuer, Transferor or the Indenture Trustee shall treat the Person in whose name this Class A Note is registered as the owner hereof for all purposes, and none of Issuer, Transferor, Indenture Trustee or any agent of Issuer, Transferor or Indenture Trustee shall be affected by notice to the contrary.

THIS CLASS A NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                             (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                             attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	**
Signature Guaranteed:

**           The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

IN WITNESS WHEREOF, Issuer has caused this Note to be executed by its officer thereunto duly authorized.

SSCE FUNDING, LLC,
as Issuer

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the CLASS A FLOATING RATE TERM NOTES, Series 2004-1, referred to in the Indenture, as supplemented by the Series 2004-1 Indenture Supplement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

Dated:

EXHIBIT B
to the Series 2004-1 Indenture Supplement

FORM OF CLASS B SERIES 2004-1 FLOATING RATE TERM NOTE
[REGULATION S TEMPORARY BOOK-ENTRY CERTIFICATE]
[REGULATION S PERMANENT BOOK-ENTRY CERTIFICATE]
[RESTRICTED BOOK-ENTRY CERTIFICATE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) THAT IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $1,000,000, FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT, (2) TO A NON U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT IN A PRINCIPAL AMOUNT OF NOT LESS THAN $1,000,000, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT OR (3) TO THE TRANSFEROR AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.  EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE MADE, AND EACH PURCHASER OF A DEFINITIVE CERTIFICATE WILL MAKE, THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 7.5 OF SERIES 2004-1 INDENTURE SUPPLEMENT (AS DEFINED HEREIN).

[THIS NOTE IS A TEMPORARY GLOBAL SECURITY FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE SERIES 2004-1 INDENTURE SUPPLEMENT.]

[EACH PURCHASER OF THIS NOTE WILL BE DEEMED TO HAVE MADE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 7.5(c) OF THE SERIES 2004-1 INDENTURE SUPPLEMENT.  ANY BENEFICIAL INTEREST HEREIN MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN A REGULATION S BOOK-ENTRY CERTIFICATE ONLY UPON RECEIPT BY THE NOTE REGISTRAR OF (A) A TRANSFER CERTIFICATE FROM THE TRANSFEROR SUBSTANTIALLY IN THE FORM SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT AND (B) A WRITTEN ORDER GIVEN IN ACCORDANCE WITH THE APPLICABLE PROCEDURES UTILIZED OR IMPOSED FROM TIME TO TIME BY DTC, THE EUROCLEAR SYSTEM AND/OR CLEARSTREAM BANKING (IN THE CASE OF A REGULATION S BOOK-ENTRY CERTIFICATE).]

THIS NOTE (OR AN INTEREST HEREIN) MAY NOT BE TRANSFERRED UNLESS, AFTER GIVING EFFECT TO THE TRANSFER, THE TRANSFEREE IS HOLDING A PRINCIPAL AMOUNT WHICH IS EQUAL TO U.S.$1,000,000 OR INTEGRAL MULTIPLES OF $100,000 IN EXCESS THEREOF.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST ISSUER OR TRANSFEROR OR SOLICIT OR JOIN OR COOPERATE WITH OR ENCOURAGE ANY INSTITUTION IN INSTITUTING AGAINST TRANSFEROR OR ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATION RELATING TO THE NOTES, THE INDENTURE OR ANY OF THE TRANSACTION DOCUMENTS.

THE HOLDER OF THIS CLASS B NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS B NOTES AS INDEBTEDNESS OF ISSUER FOR PURPOSES OF APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

THE HOLDER OF THIS CLASS B NOTE (AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE (AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN) WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY

DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE; OR (II) THE ACQUISITION AND HOLDING OF THE CLASS B NOTE (AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

SSCE FUNDING, LLC

Note Number:	$
CUSIP Number:
ISIN Number:

SSCE Funding, LLC (herein referred to as “Issuer”), a Delaware limited liability company, for value received, hereby promises to pay to Cede & Co., or registered assigns, subject to the following provisions, the principal sum of [                               ] ($[           ]), or such greater or lesser amount as determined in accordance with the Indenture, at such times and in such amounts provided below or in the Indenture.  Issuer will pay interest on the unpaid principal amount of this Note at the Class B Note Rate on each Payment Date until the principal amount of this Note is paid in full.  Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date.  Interest will be computed on the basis of a 360-day year and the actual number of days elapsed.  Principal of this Note shall be paid in the manner specified in the Indenture Supplement referred to on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

SSCE FUNDING, LLC

CLASS B FLOATING RATE TERM NOTE, SERIES 2004-1

Summary of Terms and Conditions

This Class B Note is one of a duly authorized issue of Notes of the Issuer, designated as Series 2004-1 (the “SERIES 2004-1 NOTES”), issued under a Master Indenture dated as of November 23, 2004 (as amended and supplemented, the “MASTER INDENTURE”), between Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “INDENTURE TRUSTEE”), as supplemented by the Series 2004-1 Indenture Supplement dated as of November 23, 2004 (the “INDENTURE SUPPLEMENT”), and representing the right to receive certain payments from Issuer.  The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement.  The Notes are subject to all of the terms of the Indenture.  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.  In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class A Notes and the Class C Notes will also be issued under the Indenture.

Payments of principal and interest on the Class B Notes are subordinated to payments of principal and interest on the Class A Notes pursuant to and in accordance with the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of Issuer allocated to the payment of this Note for payment hereunder and that Indenture Trustee is not liable to the Noteholders for any amount payable under the Notes or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of Indenture Trustee.

THIS CLASS B NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, ISSUER, OR ANY OF ITS AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

Issuer, Transferor, Indenture Trustee and any agent of Issuer, Transferor or the Indenture Trustee shall treat the Person in whose name this Class B Note is registered as the owner hereof for all purposes, and none of Issuer, Transferor, Indenture Trustee or any agent of Issuer, Transferor or Indenture Trustee shall be affected by notice to the contrary.

THIS CLASS B NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                             (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                             attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	**
Signature Guaranteed:

**           The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

IN WITNESS WHEREOF, Issuer has caused this Note to be executed by its officer thereunto duly authorized.

SSCE FUNDING, LLC,
as Issuer

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the CLASS B FLOATING RATE TERM NOTES, Series 2004-1, referred to in the Indenture, as supplemented by the Series 2004-1 Indenture Supplement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

Dated:

EXHIBIT C
to the Series 2004-1 Indenture Supplement

FORM OF CLASS C SERIES 2004-1 FLOATING RATE TERM NOTE
[REGULATION S TEMPORARY BOOK-ENTRY CERTIFICATE]
[REGULATION S PERMANENT BOOK-ENTRY CERTIFICATE]
[RESTRICTED BOOK-ENTRY CERTIFICATE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) THAT IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $1,000,000, FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT, (2) TO A NON U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT IN A PRINCIPAL AMOUNT OF NOT LESS THAN $1,000,000, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT OR (3) TO THE TRANSFEROR AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

 [THIS NOTE IS A TEMPORARY GLOBAL SECURITY FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR

DELIVERED, EXCEPT AS PERMITTED UNDER THE SERIES 2004-1 INDENTURE SUPPLEMENT.]

[EACH PURCHASER OF THIS NOTE WILL BE DEEMED TO HAVE MADE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 7.5(c) OF THE SERIES 2004-1 INDENTURE SUPPLEMENT.  ANY BENEFICIAL INTEREST HEREIN MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN A REGULATION S BOOK-ENTRY CERTIFICATE ONLY UPON RECEIPT BY THE NOTE REGISTRAR OF (A) A TRANSFER CERTIFICATE FROM THE TRANSFEROR SUBSTANTIALLY IN THE FORM SPECIFIED IN THE SERIES 2004-1 INDENTURE SUPPLEMENT AND (B) A WRITTEN ORDER GIVEN IN ACCORDANCE WITH THE APPLICABLE PROCEDURES UTILIZED OR IMPOSED FROM TIME TO TIME BY DTC, THE EUROCLEAR SYSTEM AND/OR CLEARSTREAM BANKING (IN THE CASE OF A REGULATION S BOOK-ENTRY CERTIFICATE).]

THIS NOTE (OR AN INTEREST HEREIN) MAY NOT BE TRANSFERRED UNLESS, AFTER GIVING EFFECT TO THE TRANSFER, THE TRANSFEREE IS HOLDING A PRINCIPAL AMOUNT WHICH IS EQUAL TO U.S.$1,000,000 OR INTEGRAL MULTIPLES OF $100,000 IN EXCESS THEREOF.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST ISSUER OR TRANSFEROR OR SOLICIT OR JOIN OR COOPERATE WITH OR ENCOURAGE ANY INSTITUTION IN INSTITUTING AGAINST TRANSFEROR OR ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATION RELATING TO THE NOTES, THE INDENTURE OR ANY OF THE TRANSACTION DOCUMENTS.

THE HOLDER OF THIS CLASS C NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS C NOTES AS INDEBTEDNESS OF ISSUER FOR PURPOSES OF APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

THE HOLDER OF THIS CLASS C NOTE (AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE (AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN) WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY

SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE; OR (II) THE ACQUISITION AND HOLDING OF THE CLASS C NOTE (AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

SSCE FUNDING, LLC

Note Number:	$
CUSIP Number:
ISIN Number:

SSCE Funding, LLC (herein referred to as “Issuer”), a Delaware limited liability company, for value received, hereby promises to pay to Cede & Co., or registered assigns, subject to the following provisions, the principal sum of [                      ] ($[          ]), or such greater or lesser amount as determined in accordance with the Indenture, at such times and in such amounts provided below or in the Indenture.  Issuer will pay interest on the unpaid principal amount of this Note at the Class C Note Rate on each Payment Date until the principal amount of this Note is paid in full.  Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, for the initial Payment Date, from and including the Closing Date to but excluding such Payment Date.  Interest will be computed on the basis of a 360-day year and the actual number of days elapsed.  Principal of this Note shall be paid in the manner specified in the Indenture Supplement referred to on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

SSCE FUNDING, LLC

CLASS C FLOATING RATE TERM NOTE, SERIES 2004-1

Summary of Terms and Conditions

This Class C Note is one of a duly authorized issue of Notes of the Issuer, designated as Series 2004-1 (the “SERIES 2004-1 NOTES”), issued under a Master Indenture dated as of November 23, 2004 (as amended and supplemented, the “MASTER INDENTURE”), between Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “INDENTURE TRUSTEE”), as supplemented by the Series 2004-1 Indenture Supplement dated as of November 23, 2004 (the “INDENTURE SUPPLEMENT”), and representing the right to receive certain payments from Issuer.  The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement.  The Notes are subject to all of the terms of the Indenture.  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.  In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class A Notes and the Class B Notes will also be issued under the Indenture.

Payments of principal and interest on the Class C Notes are subordinated to payments of principal and interest on the Class A Notes and the Class B Notes pursuant to and in accordance with the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of Issuer allocated to the payment of this Note for payment hereunder and that Indenture Trustee is not liable to the Noteholders for any amount payable under the Notes or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of Indenture Trustee.

THIS CLASS C NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, ISSUER, OR ANY OF ITS AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

Issuer, Transferor, Indenture Trustee and any agent of Issuer, Transferor or the Indenture Trustee shall treat the Person in whose name this Class C Note is registered as the owner hereof for all purposes, and none of Issuer, Transferor, Indenture Trustee or any agent of Issuer, Transferor or Indenture Trustee shall be affected by notice to the contrary.

THIS CLASS C NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                  (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                                  attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	**
Signature Guaranteed:

**           The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

IN WITNESS WHEREOF, Issuer has caused this Note to be executed by its officer thereunto duly authorized.

SSCE FUNDING, LLC,
as Issuer

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the CLASS C FLOATING RATE TERM NOTES, Series 2004-1, referred to in the Indenture, as supplemented by the Series 2004-1 Supplement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

Dated:

EXHIBIT D

to the Series 2004-1 Indenture Supplement

FORM OF DAILY REPORT - ATTACHED

D-1

EXHIBIT E

to the Series 2004-1 Indenture Supplement

FORM OF MONTHLY REPORT – ATTACHED

1

EXHIBIT F

to the Series 2004-1 Indenture Supplement

Form of Regulation S Book-Entry Note
to Restricted Book-Entry Note Transfer Certificate

(Transfer pursuant to subsection 7.5(b)(ii) of the Indenture Supplement)

Deutsche Bank Trust Company Americas,
as Indenture Trustee
60 Wall Street, 26th Floor
MS NYC60-2612
New York, New York 10005
Attention:  Structured Finance Services

Reference is hereby made to the Series 2004-1 Indenture Supplement dated as of November 23, 2004 (the “Indenture Supplement”) by and between SSCE Funding, LLC (the “Issuer”), and Deutsche Bank Trust Company Americas, as Indenture Trustee to the Master Indenture, dated as of November 23, 2004 by and between the Issuer and the Indenture Trustee (the “Agreement”).  Capitalized terms used but not defined herein are used as defined in the Indenture Supplement and if not in the Indenture Supplement then such terms shall have the meanings assigned to them in Regulation S (“Regulation S”) or Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”).

This letter relates to U.S.$[•] aggregate principal amount of [Class A] [Class B] [Class C] Notes which are held in the form of a Regulation S Book-Entry Note (CUSIP No. [•]) with The Depositary Trust Company in the name of [name of Transferor] (the “Transferor”) and is intended to facilitate the transfer of [Class A] [Class B] [Class C] Notes in exchange for an equivalent beneficial interest in a Restricted Book-Entry Note in the name of [name of Transferee](the “Transferee”).

In connection with such request, (i) the Transferor and the Transferee both hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement, the Indenture Supplement and the Offering Memorandum relating to the initial sale of the Class A Notes, the Class B Notes and the Class C Notes, and (ii) (A) the Transferee does hereby make the representations and warranties discussed or listed in Section 7.5(c) of the Indenture Supplement and further represents, warrants and agrees for the benefit of the Issuer and the Indenture Trustee that statements (1) through (6) below are all true, and (B) the Transferor does hereby certify that it reasonably believes that the following statements (1) through (6) concerning the Transferee are all true:

1.                                       The Transferee is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

2.                                       The Transferee is acquiring the [Class A Notes] [Class B Notes] [Class C Notes] for its own account or for an account that is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.  The Transferee and each such account is acquiring not less than the minimum denomination of the [Class A Notes] [Class B Notes] [Class C Notes];

3.                                       The Transferee (and each such account) is not formed for the purpose of acquiring the [Class A Notes] [Class B Notes] [Class C Notes];

4.                                       The Transferee will notify future transferees of these transfer restrictions;

5.                                       The Transferee is obtaining the [Class A Notes] [Class B Notes] [Class C Notes] in a transaction pursuant to Rule 144A; and

6.                                       The Transferee is obtaining the [Class A Notes] [Class B Notes] [Class C Notes] in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

[Name of Transferor]

By:
Name:
Title:

Dated: [•], [20 • ]

ANNEX A

The Transferor owns and proposes to transfer a beneficial interest in the following:

(i)                                     I                                            Class A Regulation S Book-Entry Note, principal amount of $[•],

(ii)                                  I                                            Class B Regulation S Book-Entry Note, principal amount of $[•], or

(iii)                               I                                            Class C Regulation S Book-Entry Note, principal amount of $[•].

EXHIBIT G

to the Series 2004-1 Indenture Supplement

Form of Restricted Book-Entry Note

to Regulation S Book-Entry Note Transfer Certificate

(Transfer pursuant to subsection 7.5(b)(iii) of the Indenture Supplement)

Deutsche Bank Trust Company Americas,
as Indenture Trustee
60 Wall Street, 26th Floor
MS NYC60-2612
New York, New York 10005
Attention:  Structured Finance Services

Reference is hereby made to the Series 2004-1 Indenture Supplement dated as of November 23, 2004 (the “Indenture Supplement”) by and between SSCE Funding, LLC (the “Issuer”), and Deutsche Bank Trust Company Americas, as Indenture Trustee to the Master Indenture, dated as of November 23, 2004 by and between the Issuer and the Indenture Trustee (the “Agreement”).    Capitalized terms used but not defined herein are used as defined in the Indenture Supplement and if not in the Indenture Supplement then such terms shall have the meanings assigned to them in Regulation S (“Regulation S”) or Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”).

This letter relates to U.S.$[•] aggregate principal amount of [Class A] [Class B] [Class C] Notes which are held in the form of a Restricted Book-Entry Note (CUSIP No. [•]) with The Depositary Trust Company in the name of [name of Transferor] (the “Transferor”) and is intended to facilitate the transfer of [Class A] [Class M] [Class B] Notes in exchange for an equivalent beneficial interest in a Regulation S Book-Entry Note in the name of [name of Transferee](the “Transferee”).

In connection with such request the Transferee does hereby certify represent, warrant and agree for the benefit of the Issuer and the Indenture Trustee that (1) at the time the buy order was originated, the Transferee was outside the United States, (2) the Transferee is not a U.S. Person, (3) the transfer from Transferor to Transferee is being made pursuant to Rule 903 or 904 under Regulation S and (4) the transfer is being effected in accordance with the transfer restrictions set forth in the Agreement and the Offering Memorandum relating to the initial sale of the Class A Notes, the Class B Notes and Class C Notes.  The transferee further hereby makes the representations and warranties discussed or listed in Section 7.5(c) of the Indenture Supplement.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

Dated: [•], [20 • ].

ANNEX A

The Transferor owns and proposes to transfer a beneficial interest in the following to the Transferee:

(i)                                     I                                            Class A Rule 144A Restricted Book-Entry Note, principal amount of $[•],

(ii)                                  I                                            Class B Rule 144A Restricted Book-Entry Note, principal amount of $[•], or

(iii)                               I                                            Class C Rule 144A Restricted Book-Entry Note, principal amount of $[•].

EXHIBIT H

to the Series 2004-1 Indenture Supplement

FORM OF REGULATION S CERTIFICATE

[Date]

[Euroclear or Clearstream Banking, société anonyme, as applicable]

Re:                               SSCE Funding , LLC (the “Issuer”)

Series 2004-1 Notes, Class [A] [B] [C] (the “Notes”)

This is to certify that as of the date hereof, and except as set forth below, the Notes held by you for our account are beneficially owned by a non-U.S. person(s).  As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the United States Securities Act of 1933, as amended.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certification is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you, the Issuer, Indenture Trustee or Note Registrar for the Notes to produce this certification to any interested party in such proceedings.

Date:                         , 20      .

By:
[Agent Member]
As, or as agent for, the Beneficial Owner(s) of the Notes to which this certificate relates.

H-1

EXHIBIT I

to the Series 2004-1 Indenture Supplement

FORM OF NON-U.S. CERTIFICATE

[Date]

Deutsche Bank Trust Company Americas,
as Indenture Trustee
60 Wall Street, 26th Floor
MS NYC60-2612
New York, New York 10005
Attention:  Structured Finance Services

Re:                               SSCE Funding, LLC (the “Issuer”)

Series 2004-1 Notes, Class [A] [M] [B] (the “Notes”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Notes set forth below (our “Member Organizations”) substantially to the effect set forth in the Series 2004-1 Indenture Supplement, dated as of November 23, 2004, between the Issuer and Deutsche Bank Trust Company Americas, as Indenture Trustee, U.S. $               principal amount of the above-captioned Notes held by us or on our behalf are beneficially owned by non-U.S. person(s).  As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the United States Securities Act of 1933, as amended.

We further certify:

1.                                       that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Regulation S Temporary Book-Entry Notes excepted in such certifications; and

2.                                       that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you or the Issuer to produce this certification to any interested party in such proceedings.

I-1

Dated:                 , 20

Yours Faithfully,
[Euroclear or Clearstream Banking, société anonyme]

By:

I-2